Exhibit 10.9

Term Sheet–June 27, 2022

Zapata Computing Canada, Inc. is prepared to sublease office space from EQ Building Performance on the following terms:

Sub-Tenant:	Zapata Computing Canada, Inc.

Sub-Landlord:	EQ Building Performance

Indemnifier:	Zapata Computing, Inc.

Head Lease:	Sub-Tenant agrees to adhere and to abide by all terms and conditions of the Head Lease dated July 30, 2019 as amended by the terms of this Term Sheet.

Building:	25 Adelaide Street East

Premises:	Suite 1500 2,427 SF as shown on Schedule “A”

Commencement:	October 1, 2022

Term:	1 year + 8 months

Expiry:	May 30, 2024

Tenant Fixturing:	September 1, 2022 at no cost to the Sub-Tenant and upon Head Landlord consent, proof of deposit, and proof of insurance.

Basic Rent:	$25.00 PSF Cdn + HST

Additional Rent:	$20.63 PSF Cdn + HST (2022 estimate-includes hydro and in-suite garbage removal. The Sub-Tenant would be responsible for their own in-suite cleaning if charged separately)

Deposit:	First and Last Months Basic and Additional Rent+ HST (within 5 days of unconditional acceptance of offer)

Condition of Premises:	“As-is” but all paper records and files will be removed and the Premises left in broom-swept condition.

FFE:	All furniture, fixtures, and equipment to remain in the Premises for the Sub-Tenant’s use except for any computers, printers, or phone systems which will be removed. The Sub-Landlord and Sub-Tenant will split the cost to remove up to 20 desks and chairs from the Premises.

Use:	General office use

Sub-Tenant’s Work:	The Sub-Tenant shall be permitted to complete leasehold work in the Premises only with Sub-Landlord and Head Landlord prior written approval.

Restoration:	None

Subletting:	Sub-Tenant shall have the right to sub-sublet the Premises with Sub-Landlord and Head Landlord prior written consent which consent shall not be unreasonably withheld or delayed.

Identification:	The Head Landlord, at the Sub-Tenant’s sole expense, shall provide a directory listing in the building lobby directory board and building-standard signage on the 15th floor elevator waiting area and adjacent to the entrance to Unit 1500.

Schedules:	Schedule “A” attached hereto is included in and forms part of this offer.

Waiver to Agents:	The parties to this Term Sheet acknowledge that Cubecom Commercial Realty Inc. and Colliers International have not represented themselves to be legal, architectural, environmental, construction, or tax experts, and it has been recommended that the parties obtain advice from their respective counsel or consultants regarding these matters.

Conditions:	Sub-Tenant:	5 days for review of head lease and management approval

	Sub-Landlord:	5 days for review of Sub-Tenant financials and management approval

	Head Landlord:	10 days for Head Landlord consent. All costs associated with Head Landlord consent shall be paid by the Sub-Landlord.

Acceptance:	Open for acceptance until 5:00 pm on June 30, 2022

Agreement:	This Term Sheet together with the Consent to Sublease provided by the Head Landlord, shall attached to the Head Lease to form the new Sublease Agreement.

[Signature Page Follows]

The foregoing offer is hereby agreed to by the Sub-Tenant.

Dated at the city of Boston this 27 day of June, 2022

Sub-Tenant:
Zapata Computing Canada, Inc.

PER:	/s/ Mimi Flanagan
Mimi Flanagan, Chief Financial Officer

Indemnifier:
Zapata Computing, Inc.

PER:	/s/ Mimi Flanagan
Mimi Flanagan, Chief Financial Officer

The Sub-Landlord hereby accepts the foregoing offer.

Dated at the city of Toronto this 30 day of June, 2022

Sub-Landlord:
EQ Building Performance

PER:	/s/ Craig McIntyre
Craig McIntyre, President

Schedule “A”

SUBLEASE CONSENT AGREEMENT

THIS AGREEMENT made the 5th day of August, 2022.

BETWEEN:

1239079 ONTARIO LIMITED
(hereinafter called “Landlord”)

OF THE FIRST PART

- and -

EQ BUILDING PERFORMANCE
(hereinafter called “Tenant”)

OF THE SECOND PART

- and -

ZAPATA COMPUTING CANADA, INC.
(hereinafter called “Subtenant”)

OF THE THIRD PART

- and -

ZAPATA COMPUTING, INC.
(hereinafter called “Indemnifier”)

OF THE FOURTH PART

WHEREAS by a lease dated July 30, 2019 (hereinafter referred to as the “Lease”), Landlord did demise unto Tenant the premises located at 25 Adelaide Street East, Suite #1500, Toronto, Ontario, consisting of approximately 2,427 square feet (the “Premises”) for a term of five (5) years commencing on June 1, 2019 and from thenceforth next ensuing and fully to be completed and ended on May 31, 2024 and subject to the terms and conditions therein contained;

AND WHEREAS Tenant intends to sublet the Premises to Subtenant with an indemnity from the Indemnifier with the prior written consent of Landlord in accordance with the terms of the Lease;

AND WHEREAS Tenant, Subtenant and Indemnifier have entered into term sheet agreement and sublease arising therefrom (the “Sublease”) for the Premises;

AND WHEREAS Landlord has agreed to consent to the subleasing of the Premises in accordance with the terms and conditions of the Lease, subject to the provisions of this Agreement.

NOW THIS AGREEMENT WITNESSETH that in consideration of the sum of two dollars ($2.00) now paid by each of the parties to the other, the receipt and sufficiency of which is hereby respectively acknowledged:

1.	The parties hereto acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2.

Subtenant and Indemnifier covenants with Landlord that Subtenant shall and will from October 1, 2022 until May 30, 2024 pay rent (including basic rent and additional rent) to Tenant and observe and perform Tenant’s covenants, conditions and agreements contained in the Lease, and that Landlord shall be entitled to all remedies in respect of non-payment of rent and breaches of covenants, conditions and agreements as if Subtenant was the original Tenant named in the Lease.

3.	Tenant shall remain fully liable to perform all of the terms, covenants, conditions and agreements set out in the Lease notwithstanding the Sublease.

4.	Tenant has provided Landlord with a fully executed copy of the Sublease.

5.

Subject to the terms of this Agreement, Landlord hereby consents to the Sublease for the sublease term, it being understood that Landlord in granting its consent does not thereby acknowledge or approve or agree to be bound by any of the terms of the Sublease as between Tenant, Subtenant and Indemnifier, but is merely consenting to the occurrence of the Sublease.

6.

Landlord hereby consents to the subleasing of the Premises provided that such consent shall not be construed as a consent to any further sublease of the Lease or any waiver by Landlord of its right of approval in respect of any such further sublease.

7.

Tenant, Subtenant and Indemnifier covenant and agree with Landlord that if there is any conflict between the terms of the Sublease and any provisions of the Lease or of this Agreement, as between Landlord and either Tenant or Subtenant or the Indemnifier, the provisions of the Lease or of this Agreement, as the case may be, shall prevail.

8.

Any and all costs, legal or otherwise, incurred by Landlord with respect to the Sublease and Landlord’s consent thereto provided for in this Agreement shall be borne entirely by Tenant and/or Subtenant and Tenant and/or Subtenant hereby covenants to promptly indemnify and save harmless Landlord from and against any and all costs so incurred.

9.	Any and all notices or demands by and from any of the parties hereto to the other shall be in writing and may be delivered by courier or by registered mail. Any such notices:

a)	in the case of Landlord, shall be served on Landlord at Landlord’s office at 4576 Yonge Street, Suite 700, Toronto, Ontario, M2N 6N4, Attention: Property Manager — 25 Adelaide Street East.

b)	in the case of Tenant, shall be served on Tenant at

                                                                                                                                                   .

c)	in the case of Subtenant, shall be served on Subtenant at the Premises.

d)	in the case of Indemnifier, shall be served on Indemnifier at

100 Federal St, 20th floor, Boston, MA, 02110                                                                      .

Any party may change the address set out by appropriate written notice to the other parties. In any case, any such written notice shall be deemed to have been received on the date of its delivery or, if mailed, on the third business date after the mailing thereof.

10.	The parties hereto acknowledge and confirm that the Lease is in full force and effect, unmodified except in accordance with this agreement.

11.

This Agreement shall be binding upon and, to the extent expressly permitted pursuant to the provisions of the Lease, shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives.

12.	This Agreement shall be construed and governed by the laws of the PROVINCE of Ontario.

13.	Schedule “A” attached hereto shall form a binding part of this Agreement.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS THEREOF the parties hereto have duly executed this Agreement.

SIGNED AND DELIVERED	Landlord:
In the presence of:	1239079 ONTARIO LIMITED

	Per:	/s/ Michael Pieres
Name: Michael Pieres
Title: Controller

Authorized Signatory

Tenant:
EQ BUILDING PERFORMANCE

	Per:	/s/ Craig McIntyre
Name: Craig McIntyre
Title: President

Authorized Signatory

Subtenant:
ZAPATA COMPUTING CANADA, INC.

	Per:	/s/ Mimi Flanagan
Name: Mimi Flanagan
Title: Chief Financial Officer
Date: 08/16/22

Authorized Signatory

Indemnifier:
ZAPATA COMPUTING, INC.

	Per:	/s/ Mimi Flanagan
Name: Mimi Flanagan
Title: Chief Financial Officer
Date: 08/16/22

Authorized Signatory

SCHEDULE “A”

THIS INDEMNITY AGREEMENT dated the 5th day of August, 2022.

BETWEEN:

ZAPATA COMPUTING, INC.

(hereinafter called the “Indemnifier”)

- and -

1239079 ONTARIO LIMITED

(hereinafter called the “Landlord”)

WHEREAS:

i.

the Landlord, EQ Building Performance as “Tenant” and Zapata Computing Canada, Inc. as “Subtenant” entered into a sublease consent agreement dated the 4th day of August, 2022, (the “Sublease”) respecting a lease dated the 30th day of July, 2019 and more particularly set out in the Sublease respecting certain premises known as Suite #1500 (“Premises”) at the project known as 25 Adelaide Street East, Toronto, Ontario; and

ii.	the Sublease and the lease are hereinafter referred to as the “Lease”; and

iii.	in order to induce Landlord to enter into the above Sublease with the Tenant and Subtenant, Indemnifier has agreed to enter into this agreement with Landlord;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Indemnifier, Indemnifier makes the following indemnity and agreement (“Indemnity”) with Landlord:

1.

Indemnifier hereby agrees with Landlord that it will (i) make the due and punctual payment of all Rent, including all loan repayments, monies, charges and other amounts of any kind whatsoever payable under the Lease by Subtenant whether to Landlord or otherwise and whether or not the Lease has been surrendered, disclaimed, repudiated or terminated; (ii) effect prompt and complete performance of all obligations contained in the Lease on the part of Subtenant to be kept, observed and performed; and (iii) indemnify and save Landlord harmless from any losses, costs or damages arising out of any failure by Subtenant to pay the Rent including all loan repayments, monies, charges or other amounts due under the Lease or resulting from any failure by Subtenant to observe or perform any of the obligations contained in the Lease.

2.

This Indemnity is absolute and unconditional and the obligations of Indemnifier shall not be released, discharged, mitigated, impaired, or affected by (i) any extension of time, indulgences or modifications which Landlord extends to or makes with Subtenant in respect of the performance of any of the obligations of Subtenant under the Lease; (ii) any waiver by or failure of Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (iii) any assignment of the Lease by Subtenant or by any trustee, receiver or liquidator, or any Transfer of all or any part of the Premises; (iv) any consent which Landlord gives to any such assignment or Transfer; (v) any amendment to the Lease or any waiver by Subtenant of any of its rights under the Lease; (vi) any Alterations to or Changes in respect of the Premises; (vii) the expiration of the Term or any surrender, disclaimer, repudiation or termination of the Lease; (viii) any renewal or extension of the Lease pursuant to any option of Subtenant or otherwise, Indemnifier hereby agreeing that its obligations under this Indemnity shall extend throughout the Term, as renewed or extended; (ix) any loss of or in respect of any security received by Landlord from Subtenant or any other person, firm or corporation, whether or not occasioned or contributed to by or through the act, omission, default or neglect of Landlord; or (x) any act or omission of Landlord or any other person whereby Indemnifier would or might otherwise be released or have its obligations hereunder discharged, mitigated, impaired or affected in any way whatsoever; nothing but payment and satisfaction in full of all Rent and the due performance and observance of all terms, covenants and conditions on the part of Subtenant to be paid and performed pursuant to the Lease shall release Indemnifier of its obligations hereunder.

3.

Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of Subtenant of the terms, covenants and conditions contained in the Lease.

4.

In the event of a default by Subtenant under the Lease, Indemnifier waives any right to require Landlord to (i) proceed against Subtenant or any other indemnifier or pursue any rights or remedies against Subtenant or any other indemnifier with respect to the Lease; (ii) proceed against or exhaust any security held by Landlord from Subtenant or any other person, or (iii) pursue any other remedy whatsoever in Landlord’s power. Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from Subtenant and regardless of any release or discharge of Subtenant by Landlord or by others or by operation of any law.

5.

Without limiting the generality of the foregoing, the liability of Indemnifier under this Indemnity shall continue in full force and effect and shall not be or be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of Subtenant in any receivership, bankruptcy, insolvency, winding-up or other creditors’ proceedings, including, without limitation, any proceedings under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), or the surrender, disclaimer, repudiation or termination of the Lease in any such proceedings and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been surrendered, disclaimed, repudiated or terminated. The liability of Indemnifier shall not be affected by any repossession of the Premises by Landlord.

6.

No action or proceeding brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7.	No modification of this Indemnity shall be effective unless the same is in writing and is executed by both Indemnifier and Landlord.

8.

Indemnifier shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though Indemnifier were Tenant named in the Lease. Notwithstanding the foregoing, or any performance in whole or in part by Indemnifier of its obligations hereunder or of Subtenant under the Lease, Indemnifier shall not have any entitlement to occupy the Premises or otherwise enjoy any of the benefits to which Subtenant is entitled under the Lease, and Indemnifier shall not be entitled to be subrogated to any rights of Landlord whatsoever.

9.

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if Indemnifier named in this Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law subject to personal liability, the liability of each such member is joint and several.

10.

All of the terms, covenants and conditions of this Indemnity extend to and are binding upon Indemnifier, his or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by Landlord and any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the Project. The obligations of Indemnifier shall not be affected by the death or incapacity of Indemnifier.

11.

This Indemnity constitutes the complete agreement between Indemnifier and Landlord and none of the parties hereto shall be bound by any representations or agreements made by any person which would in any way reduce or impair the obligations of Indemnifier other than any which are expressly set out herein.

12.

The obligations of Indemnifier hereunder shall be assignable by Landlord and an assignment of the Lease shall constitute an assignment of the obligations of Indemnifier unless the said obligations of Indemnifier are specifically excepted from such assignment of the Lease.

13.

In the event of the termination of the Lease for any reason whatever or in the event of surrender (whether or not accepted by Landlord), disclaimer or repudiation of the Lease pursuant to any statute, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), or otherwise then, at the option of Landlord, Indemnifier shall enter into a written lease of the Premises between Landlord as landlord and Indemnifier as Tenant for a term commencing at the date of such termination, surrender, disclaimer or repudiation and expiring on the date on which the Lease would have expired if it had run its full term without default by Subtenant and without such termination, surrender, disclaimer or repudiation. Such lease shall contain the same terms and conditions as are contained in the Lease which would apply to and be in force for that portion of the Term which by the original terms of the Lease would have remained unexpired at the date of such termination, surrender, disclaimer or repudiation.

14.

All debts, obligations and liabilities of Subtenant to Indemnifier, present and future, are hereby assigned to Landlord and postponed to all of the obligations of Subtenant to Landlord. All money, property and other benefits received by Indemnifier from Subtenant shall be received in trust for Landlord and, forthwith upon receipt, Indemnifier shall pay the same to Landlord on account of any outstanding obligations of Subtenant to Landlord.

15.	Indemnifier shall be bound by any account settled between Landlord and Subtenant.

16.

In the event that the Lease is terminated, surrendered, disclaimed or repudiated, the provisions of this Indemnity shall remain in full force and effect in accordance with its terms to the same extent as if this Indemnity had been a separate agreement entered into between Landlord and Indemnifier for due consideration and under seal.

17.

Notwithstanding any amendments of the Lease or any Alterations to the Premises (as provided by the Lease or otherwise), Indemnifier shall continue to be bound by all of its obligations pursuant hereto to the extent of what would have been its obligations pursuant hereto had such amendments or Alterations not been made.

18.

Any notice, request or demand provided for or given under this agreement or under the Lease shall be in writing and shall be served in the manner specified in the Lease. The address for service of notice shall be: to the Landlord c/o Davpart Inc., 4576 Yonge Street, Suite 700, Toronto, Ontario, M2N 6N4, Attention: Property Manager - 25 Adelaide Street East; and to the Indemnifier at:

100 Federal St, 20th Floor, Boston, MA, 02110

19.

Indemnifier acknowledges receiving a copy of the Lease. The expressions “Landlord”, “Tenant”, “Subtenant” “Rent”, “Term”, “Premises”, “Project”, “Transfer” “Alterations”, “Changes” and other terms or expressions where used in this Indemnity, respectively, have the same meanings as they have pursuant to the Lease and the Sublease to the extent to which the context permits.

20.	This Indemnity shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

21.	Indemnifier acknowledges the suggestion of Landlord that, before executing this Indemnity, Indemnifier should obtain independent legal advice.

Indemnifier:

ZAPATA COMPUTING, INC.

Per:	/s/ Mimi Flanagan
Name: Mimi Flanagan
Title: Chief Financial Officer
Date: 08/16/22

Authorized Signatory

Landlord:

1239079 ONTARIO LIMITED

Per:	/s/ Michael Pieres
Name: Michael Pieres
Title: Controller

Authorized Signatory

1239079 ONTARIO LIMITED

LANDLORD

- and -

EQ BUILDING PERFROMANCE

TENANT

LEASE

Project:	25 ADELAIDE STREET EAST, TORONTO, ONTARIO, M5C 3A1

Premises:	SUITE # 1500

Term:	FIVE (5) YEARS
JUNE 1, 2019 TO MAY 31, 2024

TABLE OF CONTENTS

ARTICLE I		1
1.0	LEASE SUMMARY	1
1.1	Lease Summary	1
ARTICLE II		2
2.0	DEFINITIONS	2
2.1	Definitions	2
ARTICLE III		5
3.0	INTENT OF LEASE	5
3.1	Net Lease	5
4.0	LEASE OF PREMISES	6
4.1	Premises	6
4.2	Term	6
4.3	Licence to Use Common Facilities	6
4.4	Quiet Enjoyment	6
4.5	Fixturing of Premises	6
ARTICLE V		6
5.0	RENT	6
5.1	Tenant to Pay	6
5.2	Basic Rent	6
5.3	Additional Rent	7
5.4	Deemed Rent and Allocation	7
5.5	Monthly Payments of Additional Rent	7
ARTICLE VI		7
6.0	TAXES	7
6.1	Payment of Taxes	7
6.2	Taxes Payable by Tenant	8
6.3	Determination of Tenant’s Taxes	8
6.4	Business Taxes and Sales Taxes	8
6.5	Tax Bills and Assessment Notices	8
6.6	Contest of Realty Taxes	8
6.7	Adjustments	9
ARTICLE VII		9
7.0	OPERATION OF PROJECT	9
7.1	Operation of Project by Landlord	9
7.2	Tenant’s Payment of Operating Costs	9
7.3	Adjustments to Operating Costs	9
ARTICLE VIII		9
8.0	USE OF PREMISES	9
8.1	Use of Premises	9
8.2	Conduct of Business	10
8.3	Tenant’s Fixtures	10
8.4	Signs	10
8.5	Prohibited Uses	10
8.6	Waste Removal	10
8.7	Pest Control	11
8.8	Waste and Nuisance	11
8.9	Compliance with Law	11
8.10	Smoking Areas	11
8.11	Telephone and Communications Services	11
8.12	Tenant Not to Overload	11
ARTICLE IX		12
9.0	SERVICES AND UTILITIES	12
9.1	Utilities	12
9.2	Heating and Air-Conditioning	12
9.3	Non-Liability of Landlord	12
9.4	Landlord’s Suspension of Utilities. Etc.	12
9.5	Landlord’s Services	13
9.6	Landlord’s Charges for Services	13
ARTICLE X		13
10.0	MAINTENANCE, REPAIRS AND ALTERATIONS	13
10.1	Maintenance and Repairs of Premises	13
10.2	Approval of Repairs and Alterations	13
10.3	Repair According to Landlord’s Notice	14
10.4	Notice by Tenant	14
10.5	Ownership of Leasehold Improvements	14
10.6	Construction Liens	14
10.7	Landlord’s Repairs	14
ARTICLE XI		15
11.0	END OF TERM	15
11.1	Vacating of Possession	15
11.2	Removal of Trade Fixtures	15
11.3	Removal of Leasehold Improvements	15
11.4	Overholding by Tenant	15
ARTICLE XII		15
12.0	DAMAGE AND DESTRUCTION	15
12.1	Damage to Premises or Project	15
12.2	Insured Damage to Premises	15

12.3	Uninsured Damage and Last Two Years	16
12.4	Damage to Project	16
12.5	Restoration of Premises or Project	16
12.6	Determination of Matters	16
ARTICLE XIII		17
13.0	INSURANCE AND INDEMNITY	17
13.1	Landlord’s Insurance	17
13.2	Tenant’s Effect on Other Insurance	17
13.3	Tenant’s Insurance	18
13.4	Landlord’s Right to Place Tenant’s Insurance	19
13.5	Landlord’s Non-Liability	19
13.6	Indemnity of Landlord	19
13.7	Landlord’s Employees	20
ARTICLE XIV		20
14.0	ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL	20
14.1	Consent Required	20
14.2	Obtaining Consent	20
14.3	Landlord’s Option	21
14.4	Terms of Transfer	21
14.5	Effect of Transfer	21
14.6	No Advertising of Premises	22
14.7	Mortgage of Lease	22
14.8	Corporate Tenant	22
14.9	Assignment by Landlord	22
ARTICLE XV		22
15.0	STATUS AND SUBORDINATION OF LEASE	22
15.1	Status Statement	22
15.2	Subordination	23
15.3	Tenant’s Failure to Comply	23
15.4	Registration	23
ARTICLE XVI		23
16.0	DEFAULT AND REMEDIES	23
16.1	Default and Remedies	23
16.2	Interest and Costs	25
16.3	Bankruptcy and Insolvency	25
16.4	Allocation of Payments	25
16.5	Tenant’s Personal Property as Security for Landlord	25
16.6	Rent Deposit	26
16.7	Remedies to Subsist	26
16.8	Impossibility of Performance	27
16.9	Tenant’s Licences	27
16.10	Waiver of Rights Pursuant to the Bankruptcy and Insolvency Act	27
ARTICLE XVII		27
17.0	CONTROL OF PROJECT	27
17.1	Landlord’s Control	27
17.2	Alterations of the Project	28
17.3	Landlord Not in Breach	28
17.4	Use of Common Facilities	28
17.5	Rules and Regulations	28
17.6	Access to Premises	29
17.7	Landlord’s Consent	29
ARTICLE XVIII		30
18.0	EXPROPRIATION	30
18.1	Expropriation	30
ARTICLE XIX		30
19.0	SPECIAL PROVISIONS	30
19.1	Operation of Tenant’s Business - Nuisance, etc.	30
19.2	Landlord’s Work	30
19.3	Tenant Improvement	31
19.4	Renewal Option	31
ARTICLE XX		31
20.0	MISCELLANEOUS	31
20.1	Notices	31
20.2	Planning Act	32
20.3	Complete Agreement	32
20.4	Use Prior to Commencement Date	32
20.5	Acceptance of Premises	32
20.6	Time of the Essence	32
20.7	Applicable Law	32
20.8	Severability	32
20.9	Section Numbers and Headings	32
20.10	Interpretation	33
20.11	Successors	33
ARTICLE XXI		33
21.0	INDEPENDENT LEGAL ADVICE	33
21.1	Independent Legal Advice	33

2

SCHEDULES AND APPENDICES

Schedule “A” - Legal Description
Schedule “B” - Outline Plan of Premises
~~Schedule “C” - Security Agreement~~
Schedule “D” - Office Rules and Regulations

3

THIS LEASE dated the 30th day of July, 2019.

BETWEEN:

1239079 ONTARIO LIMITED
(hereinafter called “Landlord”)

OF THE FIRST PART

- and -

EQ BUILDING PERFORMANCE
(hereinafter called “Tenant”)

OF THE SECOND PART

ARTICLE I

1.0	LEASE SUMMARY

1.1	Lease Summary

The following is a summary of some of the basic terms of this Lease. For details of the terms referred to below, recourse should be had to the balance of this Lease. This section 1.1 is for convenience and if a conflict occurs between the provisions of this section 1.1 and any other provisions of this Lease, the other provisions of this Lease shall govern.

a) Premises:	25 Adelaide Street East, Suite #1500, Toronto, Ontario;

b) Term:	Five (5) years;

c) Commencement Date:	June 1, 2019;

d) Expiry Date:	May 31, 2024;

e) Basic Rent: Years 1 and 2 @ $28.00 per square foot of Rentable Area of the Premises per annum;
Year 3 @ $29.00 per square foot of Rentable Area of the Premises per annum;
Year 4 @ $29.50 per square foot of Rentable Area of the Premises per annum;
Year 5 @ $30.25 per square foot of Rentable Area of the Premises per annum;

f) Rentable Area of Premises: 2,427 square feet:

g) Rent Deposit: $22,468.01, to be held by Landlord as prepaid rent and applied in accordance with Section 16.6;

h) Use of Premises:	General office purposes;

i) Address for Service of Notice on Tenant:

at the Premises;

Address for Service of Notice on Landlord:

4576 Yonge Street, Suite 700
Toronto, Ontario M2N 6N4
Attention: Property Manager – 25 Adelaide street East

j) Special Provisions:

Section 19.1 - Operation of Tenant’s Business - Nuisance, etc.
Section 19.2 - Landlord’s Work
Section 19.3 - Tenant Improvement
Section 19.4 - Renewal Option

ARTICLE II

2.0 DEFINITIONS

2.1 Definitions

Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

2.2 “Additional Rent” shall have the meaning ascribed to it in section 5.3.

2.3 “Basic Rent” shall have the meaning ascribed to it in section 5.2 hereof.

2.4 “Building” means the building in which the Premises are located.

2.5 “Business Hours” means such business hours for the Project as determined by Landlord from time to time and, unless otherwise determined by Landlord, shall be from 8:00 a.m. through 6:00 p.m., Monday through Friday, and from 8:00 a.m. through 1:00 p.m. on Saturday, excluding holidays, and subject to applicable laws.

2.6 “Commencement Date” shall have the meaning ascribed to it in Section 1.1.

2.7 “Common Facilities” means (a) the Project, excluding only Leaseable Areas. Storage Areas, and premises at or below grade, whether leased or not, used for sports, fitness or other recreational purpose, and including, without limitation, (i) all areas, facilities, structures, systems, improvements, furniture, fixtures and equipment forming part of or located on the Project. (ii) the lands forming part of the Project. (iii) parking areas and facilities, if any. and all other similar service areas and facilities, if any, whether or not leased from time to time, and (iv) Landlord’s management offices and facilities to the extent used for management of the Project, and (b) all lands, areas, facilities, improvements, structures, furniture, fixtures and equipment serving or benefitting the Project, whether or not located within the Project, to the extent that the same arc designated or intended by Landlord to be part of the Common Facilities from time to time; Landlord shall have the right to designate, amend and redesignate the Common Facilities from time to time.

2.8 “CPI” means the Consumer Price Index for all items for Canada published by Statistics Canada or by any successor thereof or any other governmental agency whose responsibility it is to publish such statistics, or, if such index is at any time not published, such other index or numerical factor as designated or determined by Landlord, acting reasonably, reflecting the relative purchasing power of the Canadian dollar from time to time. In case of any required comparison of the CPI for any period of time with the CPI of any other period of time, Landlord shall be entitled to make such adjustments or conversions as shall be determined by Landlord to be appropriate. including any adjustments for the calculation of the CPI in respect of different base years from time to time.

2.9 “Laws” means all statutes, regulations, by-laws, orders, rules, requirements and directions of all federal, provincial, municipal and other governmental authorities having jurisdiction.

2.10 “Lease” means this lease including all of the schedules attached hereto.

2.11 “Leaseable Areas” means all areas and spaces of the Project to the extent designated or intended from time to time by Landlord to be leased to tenants, whether leased or not, but excluding the following, to the extent the same may exist from time to time, and whether or not the same are leased from time to time or all the time: Storage Areas, parking areas and facilities, premises at or below grade used for sports, fitness or other recreational purpose, and other service areas and facilities which may be leased or licensed from time to time, and temporary and moveable units such as booths, pushcarts and the like.

2.12 “Leasehold Improvements’’ where used in this Lease includes, without limitation, all fixtures, improvements, installations. alterations and additions from time to time made, erected or installed in or about the Premises, and includes all the following, whether or not any of the same are in fact Tenant’s or trade fixtures and whether or not they are easily disconnected and moveable: doors, partitions and hardware; mechanical, electrical and utility installations; carpeting, drapes, other floor and window coverings and drapery hardware; decorations; heating, ventilating, air-conditioning and humidity control equipment; lighting fixtures; built-in furniture and furnishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from “Leasehold Improvements” are freestanding furniture, trade fixtures and equipment not in any way connected to the Premises or to any utility systems located therein.

2.13 (a)

“Operating Costs” means the aggregate of all expenses and costs of every kind determined, for each fiscal period designated by Landlord. on an accrual basis in accordance with generally accepted accounting principles and without duplication, incurred by or on behalf of Landlord with respect to and for the operation, maintenance, repairs, replacements and management of the Project and all insurance relating to the Project. Provided that if the Project is less than 100% completed or occupied for any time. Operating Costs shall be adjusted to mean the amount obtained by adding to the actual Operating Costs during such time additional costs and amounts as would have been incurred or otherwise included in Operating Costs if the Project had been 100% completed, leased and occupied as determined by Landlord acting reasonably; for clarification, Landlord shall be entitled to adjust upward only those amounts which may vary depending on occupancy.

Without in any way limiting the generality of the foregoing, Operating Costs shall include all costs in respect of the following:

(i)	all remuneration including wages and fringe benefits of employees directly employed or engaged in the operation, maintenance, repair, replacement, and management of the Project;

(ii)	heating, ventilating, air-conditioning and humidity control and fire sprinkler maintenance and monitoring, if any, of the Project;

(iii)	cleaning, janitorial services, window cleaning, waste removal and pest control;

(iv)	operation, maintenance, repair and replacements in respect of any elevators, escalators and other transportation equipment, if any;

(v)

the provision of all utilities supplied to the Project and the cost of consumption of all utilities consumed on the Project including, without limitation, hot and cold water, gas, electricity, sewer charges and any other utilities or forms of energy;

(vi)	landscaping and maintenance of all outside areas, including snow and ice removal;

(vii)

depreciation or amortization of all capital costs of such items including structures, improvements, furnishings, fixtures, equipment, machinery, facilities, systems and property which is part of or installed in or used in connection with the Project which, by their nature, require periodic or substantial repair or replacement, or which are installed or used primarily to reduce the cost or consumption of other items included in Operating Costs (whether or not such costs in respect of the same are in fact reduced), amortized over Landlord’s reasonable estimate of the economic life thereof (but not to exceed fifteen (15) years), and interest on the undepreciated cost of all items in respect of which depreciation or amortization is included herein at two (2%) percent in excess of the prime rate of interest charged by landlord’s bank at Toronto from time to time;

(viii)

machinery, equipment, facilities, systems and property installed in or used in connection with the Project if the principal purpose or intent of the same or such use or installation was to reduce the cost or consumption of other items included in Operating Costs, whether or not such other costs arc in fact reduced;

(ix)	all insurance which Landlord is obliged to obtain and/or which Landlord otherwise obtains and the cost of any deductible amounts payable by Landlord in respect of any insured risk or claim;

(x)	policing, supervision, security and traffic control;

(xi)

maintenance, repairs and replacements (with replacements of a capital nature being treated in accordance with the provisions hereof applicable to capital costs) in respect of the Project and all machinery, equipment, facilities, systems and fixtures located therein;

(xii)	office expenses including telephone, stationery and supplies;

(xiii)	engineering, accounting, legal and other consulting and professional services related to Common Facilities, including the cost of preparing statements respecting Operating Costs;

(xiv)	signs including, without limitation, the cost of all repairs, maintenance and rental charges in respect thereof;

(xv)	communications, sound, visual, lighting and other systems;

(xvi)	business taxes, if any, on Common Facilities;

(xvii)	decoration of Common Facilities;

(xviii)

contribution, as determined by Landlord acting reasonably and bona fide but in Landlord’s sole discretion, on account of all costs in the nature of those included in Operating Costs in respect of all shared facilities and services including, without limitation, loading areas and docks, parking ramps, driveways and exterior areas, which will be shared by users of the Project and the users of any other property, and all costs to the extent Landlord is required to contribute to the same in respect of the Project or Landlord’s ownership of the same, whether or not such costs are incurred directly in respect of the Project;

(xix)

all costs in the nature of Operating Costs incurred by Landlord in consequence of its interest in the Project such as maintaining, cleaning, and clearing of ice and snow from municipal sidewalks, adjacent property and the like;

(xx)

capital taxes in respect of Landlord’s ownership or other interest in the Project, namely any tax or taxes exigible under any provincial or federal legislation based upon or computed by reference to the paid-up capital or place of business of Landlord as determined for the purposes of such tax or based upon or computed by reference to the taxable capital employed in Canada, or any similar tax levied, imposed or assessed in the future in lieu thereof or in addition thereto by any governmental authority, which Landlord may be liable to pay for the fiscal year calculated as if such taxes accrued on a monthly basis;

(xxi)	capital costs incurred for any of the above up to $25,000.00 for any one item;

(xxii)

Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs (excluding any such Sales Taxes which are available to and claimed by Landlord as a credit or refund in determining Landlord’s net tax liability on account of Sales Taxes, but only to the extent that such Sales Taxes are included in Operating Costs);

(xxiii)

the fair rental value (having regard to rentals prevailing from time to time for similar space) of space occupied by Landlord for management, supervisory or administrative purposes relating to the Project;

(xxiv)

a management fee of five (5%) percent of gross amounts received or receivable by Landlord in respect of the Project for all items, including all such items as are included in this Lease as Rent assuming full occupancy and disregarding any reduction, limitation, deferral or abatement of any amounts in the nature of Rent.

(b)	Operating Costs, however, shall be reduced by the following to the extent actually received by Landlord:

(i)	proceeds of insurance and damages paid by third parties in respect of and to the extent of costs included in Operating Costs as set forth above;

(ii)

contributions from parties, other than tenants of the Project, if any, in respect of Operating Costs, such as contributions made by parties in respect of their sharing the use of Common Facilities, but not including in such contributions rent or fees charged directly for the use of any Common Facilities such as parking fees, if any, and rent for Storage Areas; and

(iii)	amounts, if any, received by Landlord on account of Excess Costs as provided in section 7.2 below.

(c)	Operating Costs, however, shall exclude the following:

(i)	Realty Taxes (the intent being not to duplicate Tenant’s obligations in respect thereof pursuant to other provisions of this Lease);

(ii)	expenses incurred by Landlord in respect of other tenants’ Leasehold Improvements;

(iii)	capital costs except to the extent included as set forth above;

(iv)	depreciation or amortization, except to the extent included as set forth above;

(v)	repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties: or

(vi)	repairs or replacements to the weight bearing portions of the structure such as foundations, columns, beams and weight bearing slabs and walls as determined by Landlord’s structural engineer.

(d)

Landlord, acting reasonably but in its sole discretion, shall have the right to allocate Operating Costs or any portion or portions thereof to such portion or portions of the Building or the Project as Landlord shall determine.

2.14 “Premises” shall have the meaning ascribed to it in section 1.1.

2.15 “Project” means those lands described in Schedule “A” hereto and all buildings, structures, improvements, equipment and facilities of any kind erected or located thereon from time to time, as such lands, buildings, structures, improvements, equipment and facilities may be expanded, reduced or otherwise altered by Landlord in its sole discretion from time to time; excluding therefrom, for the purposes of this Lease, all portions, as determined by Landlord from time to time, if any, used for or established as a condominium; Tenant agrees that it has no interest in any lands now or in the future excluded from the Project as aforesaid and Tenant agrees to execute and deliver forthwith upon the request of Landlord all documents reasonably requested by Landlord to confirm Tenant has no interest in any lands now or in the future excluded from the Project; in default of Tenant executing or delivering any such documents within ten (10) days after request of Landlord, Landlord shall be and is hereby appointed attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Powers of Attorney Act (Ontario) and shall survive and may be exercised during any subsequent legal incapacity of Tenant.

2.16 “Proportionate Share” means a fraction which has as its numerator the Rentable Area of the Premises and which has as its denominator the aggregate Rentable Area of Leaseable Areas within the Project or Building or such other portion of the Project to which Landlord, acting reasonably, but in its sole discretion, shall allocate such items of which Tenant is required to pay the Proportionate Share, all as determined by Landlord, subject to adjustment pursuant to section 7.3(b).

2.17 “Realty Taxes” means all taxes, rates, duties, levies, fees, charges, local improvement rates, imposed charges, levies and assessments whatever (including school taxes, water and sewer taxes, extraordinary and special assessments and all rates, charges, excises or levies, whether or not of the foregoing nature) (“Taxes”), and whether municipal, provincial, federal or otherwise, which may be levied, confirmed, imposed, assessed, charged or rated against the Project or any part thereof or any furniture, fixtures, equipment or improvements therein, or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, excluding only Landlord’s income taxes thereon, but including all of such Taxes which may be incurred by or imposed upon Landlord or the Project in lieu of or in addition to the foregoing including, without limitation, any Taxes on real property rents or receipts as such (as opposed to a tax on such rents as part of the income of Landlord), any Taxes based, in whole or in part, upon the value of the Project, any commercial concentration levy in respect of the Project, and any licence fee measured by rents payable by occupants of space in the Project.

2.18 “Rent” shall have the meaning ascribed to it in section 5.1.

2.19 (a)	“Rentable Area” of premises above the main floor of the Building or any other building located in the Project shall be:

(i)	with respect to premises comprising a full floor leased pursuant to one lease, the Usable Area of such premises; and

(ii)

with respect to premises being less than a full floor, the Usable Area of such premises plus the relevant proportion (defined below) of all Leaseable Areas on such floor not included in any leased area but which would have been included in a leased area if such floor was fully leased to one tenant, (such as, without limitation, hallways, elevator lobbies, washrooms, mechanical and service rooms); the “relevant proportion” shall be a fraction which has as its numerator the Usable Area of the Premises, the Rentable Area of which is being calculated, and as its denominator, the Usable Area of all leased and leaseable premises on such floor, to the intent that the aggregate of all Rentable Area on such floor shall be the same as if the full floor was leased to one tenant pursuant to a single lease described in (i) above.

(b)

Rentable Area of premises located on the main floor of the Building or any other building located on the Project shall be the Usable Area of such premises plus, at Landlord’s discretion, 5% thereof, unless otherwise expressly agreed with the lessees thereof.

(c)	Every Rentable Area shall be as determined by Landlord from time to time and each such determination shall be binding upon the parties hereto.

2.20 “Rental Year” means a period of twelve (12) consecutive calendar months except:

(i)	the first Rental Year in the Term shall commence on the Commencement Date and expire on the next succeeding December 31;

(ii)	the last Rental Year in the Term shall terminate upon the expiration or earlier termination of this Lease; and

(iii)

Landlord shall have the right at any time or times, by written notice to Tenant, to change the expiry date of any Rental Year and, in such case, such Rental Year shall terminate on the day thus determined by Landlord and any appropriate adjustments resulting from any Rental Year being shorter or longer shall be made.

2.21 “Sales Taxes” means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon Landlord, or Tenant in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, without limitation, the rental of the Premises and the provisions of administrative services to Tenant hereunder.

2.22 “Storage Areas” means all areas, if any, as designated by Landlord from time to time to be used by tenants exclusively or primarily for storage purposes.

2.23 “Term” shall have the meaning ascribed to it in section 4.2.

2.24 “Usable Area”, when applied to the Premises or any Leaseable Areas means the area measured from the interior face of glass in exterior walls and windows, from the exterior face of all interior walls and windows dividing any Leaseable Areas from Common Facilities, and from the centre line of all interior walls and windows separating any Leaseable Areas from other Leaseable Areas, all without deduction for any space occupied by structures, columns, beams, conduits, ducts or projections of any kind, and all without deduction for the recessing of any entrance way or boundary wall from the lease line, in such case the lease line to be the point to which the appropriate measurement is to be made, but excluding therefrom the area occupied by elevator shafts and building standard stairwells, other than those which serve exclusively a tenant occupying premises on more than one floor, and their enclosing walls. Notwithstanding the foregoing, the final area of the Premises shall be confirmed in both in Useable Area and Rentable Area by Landlord’s architect or planner and ~~reserves the right to~~ adjustments to the area of the Premises shall be made in accordance with then current BOMA standards and all rent shall be adjusted accordingly.

ARTICLE III

3.0 INTENT OF LEASE

3.1 Net Lease

It is the intent of the parties hereto that, except as expressly herein set out, this Lease be a lease that is absolutely net to Landlord, and that Landlord shall not be responsible for any expenses or obligations of any kind whatsoever in respect of or attributable to the Premises or the Project.

ARTICLE IV

4.0 LEASE OF PREMISES

4.1 Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (“Premises”) now or hereafter to be constructed as part of the Project which Premises are ~~identified and~~ shown ~~outlined in red~~ on the plan attached hereto as Schedule “B”. The purpose of Schedule “B” is to show the approximate location of the Premises and the contents thereof are not intended as a representation of any kind as to the precise size or dimensions of the Premises or any other aspects of the Project.

The Premises shall extend from the upper surface of the structural subfloor to the lower surface of the structural ceiling within the boundaries of the Premises determined as provided in subparagraph 2.19(a) above. The Premises shall exclude the exterior faces of all exterior walls, all interior demising walls, and all windows, notwithstanding the manner in which the Rentable Area is measured.

4.2 Term

a)

The term of this Lease (the “Term”) shall be for the period described as the Term in Section 1.1 hereof, commencing on the Commencement Date and to be fully completed and ended on the date described as the Expiry Date in Section 1.1 hereof.

b)

If the Premises are presently leased and/or occupied by another lessee (“Lessee”), and if such Lessee docs not vacate the Premises and Landlord does not obtain vacant possession of the Premises prior to the Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable for any loss or damages whatever resulting therefrom, and the Commencement Date shall be deferred to the date on which Landlord obtains vacant possession of the Premises.

4.3 Licence to Use Common Facilities

Landlord grants to Tenant the non-exclusive licence during the Term to use in common with all others entitled thereto and for their intended purposes such portions of the Common Facilities as are reasonably required for the use and occupancy of the Premises for their intended purposes during such hours as such Common Facilities shall be open for use, as determined by Landlord from time to time.

4.4 Quiet Enjoyment

Subject to all of the terms of this Lease and subject to Tenant’s paying all Rent and performing all obligations whatsoever as and when the same are due to be paid and performed by Tenant, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming by, from or under Landlord.

4.5 Fixturing of Premises

Within thirty (30) days after the Commencement Date Tenant shall fully finish, furnish, fixture, and staff the whole of the Premises and shall commence the conduct of its business in the whole of the Premises as permitted and required pursuant to the terms of this Lease.

ARTICLE V

5.0 RENT

5.1 Tenant to Pay

Tenant shall pay in lawful money of Canada at par at such address as shall be designated from time to time by Landlord Basic Rent and Additional Rent (all of which are collectively herein sometimes referred to as “Rent”) as herein provided without any deduction, set-off or abatement whatsoever, Tenant hereby agreeing to waive any rights it may have pursuant to the provisions of section 35(1) of the Commercial Tenancies Act. R.S.O. 1990, Chapter L.7 or any other statutory provision to the same or similar effect and any other rights it may have at law to set-off.

On the Commencement Date and the first day of each Rental Year thereafter and at any time during any Rental Year when required by Landlord, Tenant shall deliver to Landlord as requested by Landlord either post-dated cheques or a requisition for a pre-authorized debit from Tenant’s bank account in such form as reasonably required by Landlord, for all payments of Basic Rent and estimates by Landlord of Additional Rent or any portions thereof payable during the balance of such Rental Year.

5.2 Basic Rent

Commencing on ~~the earlier of (i)~~ the Commencement Date, ~~and (ii) the date upon while Tenant opens from business in any part of the premises,~~ Tenant shall pay to Landlord a fixed minimum annual rent (“Basic Rent”) in the amount described as Basic Rent in Section 1.1 hereof, to be paid in equal monthly instalments in advance on the first day of each month during the Term.

If the first day upon which Basic Rent is payable is other than the first day of a calendar month, then Tenant shall pay upon such date Basic Rent from such date to the end of such month calculated at a daily rate of 1/365th of the annual Basic Rent.

5.3 Additional Rent

In addition to Basic Rent, Tenant shall pay to Landlord as additional rent (i) all other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease all of which shall be deemed to accrue on a per diem basis; and (ii) all other amounts as and when the same shall be due and payable pursuant to any agreement or other obligation, whether or not related to the Premises, between Landlord and Tenant; all of such amounts other than Sales Taxes payable pursuant hereto, whether originally payable pursuant to this Lease or otherwise, being herein sometimes referred to as “Additional Rent”.

5.4 Deemed Rent and Allocation

If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) or any Sales Taxes as and when the same is due and payable hereunder, Landlord shall have the same rights and remedies against Tenant (including rights of distress and the right to accelerate Rent in accordance with section 16.1) upon such default as if such sum or sums were rent in arrears under this Lease. All Rent and Sales Taxes shall, as between the parties hereto, be deemed to be rent due or Sales Taxes due on the dates upon which such sum or sums were originally payable pursuant to this Lease and shall be paid in accordance with this Lease without any deduction, abatement or set-off whatsoever.

Landlord may, at its option from time to time, apply or allocate or re-apply or re-allocate any sums received from or payable by Tenant to Landlord on account of any amounts payable by Tenant hereunder in such manner as Landlord determines in its sole and absolute discretion, without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by Tenant.

No payment by Tenant or acceptance of payment by Landlord of any amount less than the full amount payable to Landlord, and no endorsement, direction or note on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant and Landlord may receive any such lesser amount and any such endorsement. direction, note, instruction or statement without prejudice to any of Landlord’s other rights under this Lease or at law, whether or not Landlord notifies Tenant of any disagreement with or non-acceptance of any amount paid or any endorsement, direction, note, instruction or statement received.

5.5 Monthly Payments of Additional Rent

Landlord may from time to time estimate any amount(s) payable by Tenant pursuant to any provisions of this Lease including, without limitation, sections 6.2, 6.3, 7.2, 9.1 and 9.2 for the then current or the next following fiscal period, provided that Landlord may, in respect of any particular item, shorten such fiscal period to correspond to a shorter period within any fiscal period, where such item, for example Realty Taxes, is payable in full by Landlord over such shorter period, and may notify Tenant in writing of the estimated amounts thus payable by Tenant, which notification need not include particulars. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments over the fiscal period, such monthly instalments being payable on the same day as the monthly payments of Basic Rent. Landlord may, from time to time, designate or alter the fiscal period selected in each case. As soon as practicable after the expiration of each fiscal period, Landlord shall furnish to Tenant a statement of the actual Operating Costs and Realty Taxes for such fiscal period and shall make a final determination of the amounts payable by Tenant pursuant to sections 6.2, 6.3, 7.2, 9.1 and 9.2 and any other relevant provisions hereof for such fiscal period. If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof made by Tenant prior to the date of such determination, then the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord within thirty (30) days after delivery of such statement and final determination and if Tenant is not in default under the terms of the Lease, the amount of any overpayment shall be paid to or credited to the account of Tenant within thirty (30) days after the delivery of such statement.

Notwithstanding the foregoing, Tenant shall upon seven (7) days prior written notice to Landlord have the right at its sole cost and expense, for it and its representatives and agents, to inspect (audit) the books and records of Landlord with respect to Landlord’s annual determination of Realty Taxes, Operating Costs and utility charges. To facilitate an inspection (audit) by Tenant, Landlord shall make its books and record applicable to Realty Taxes, Operating Costs and utility charges available at Landlord’s head office to Tenant on a reasonable basis.

ARTICLE VI

6.0 TAXES

6.1 Payment of Taxes

Landlord shall have the right to require Tenant to pay such Realty Taxes and any other taxes which are Tenant’s responsibility as set out herein to the relevant taxing authority or Landlord shall have the right to pay any such Realty Taxes or other taxes directly to such taxing authority without thereby affecting Tenant’s obligation to pay or contribute to such Realty Taxes or other taxes. To the extent of Realty Taxes received by Landlord from Tenant, Landlord shall pay same to the relevant taxing authority.

6.2 Taxes Payable by Tenant

Commencing on ~~the earlier of (i)~~ the Commencement Date ~~and (ii) the date on which Tenant first uses any part of the premises for the conduct of business,~~ and thereafter at all times throughout the Term, Tenant shall pay to Landlord or the relevant taxing authority, as required by Landlord, not later than the time when they fall due all Realty Taxes levied, confirmed, imposed, assessed or charged (herein collectively or individually referred to as “charged”) against or in respect of the Premises and all buildings, furnishings, fixtures, equipment, improvements and alterations in or forming part of the Premises, and including, without limiting the generality of the foregoing, any such Realty Taxes charged against the Premises in respect of:

(i)	the land on which the Premises is situate; and

(ii)	any Common Facilities.

In addition, Tenant shall pay, in the same manner as it is required to pay or contribute to Operating Costs pursuant to section 7.2 hereof, the Proportionate Share of Realty Taxes charged against or in respect of Common Facilities, and that portion allocated to the Leaseable Areas by Landlord, acting reasonably, of the amount, if any, of Realty Taxes charged against the Project in excess of the amount of Realty Taxes in the aggregate, charged against Leaseable Areas.

The parties agree that Landlord has estimated that Tenant’s obligations hereunder in respect of Realty Taxes for the year 2019 would be approximately $6.09 per square foot of the Rentable Area of the Premises; it is understood that this estimate by Landlord is a bona fide estimate made to date, but that it is not intended by Landlord to be relied upon by Tenant and is not binding and does not impose liabilities on Landlord or affect Tenant’s obligations hereunder.

6.3 Determination of Tenant’s Taxes

Tenant’s obligation to pay Realty Taxes charged against the Premises shall be determined on the basis of separate bills respecting the Premises where available. If the relevant taxing authority docs not issue a separate bill respecting the Premises then Tenant’s obligation in respect thereof shall be computed by applying the relevant tax rate to the applicable assessment of the Premises if the Premises have been separately assessed by the relevant assessing authority. If there is neither a separate bill for Realty Taxes charged against the Premises nor a separate assessment of the Premises for any period of time, then for such period of time, the Realty Taxes charged against the Premises shall be determined by Landlord acting reasonably, the cost of making such determination to be included in Operating Costs; in making such determination Landlord shall have the right, without limiting its right to do otherwise, to establish separate assessments for the Premises and all other portions of the Project by using such criteria as Landlord, acting reasonably, shall determine to be relevant including, without limitation:

(i)

the then current established principles of assessment used by the relevant assessing authorities and on the same basis as the assessment actually obtained for the Project as a whole or the part thereof in which the Premises are located;

(ii)	assessments of the Premises and any other portions of the Project in previous periods of time;

(iii)	the Proportionate Share; and

(iv)

any act, religion or election of Tenant or any other occupant of the Project which results in an increase or decrease in the amount of Realty Taxes which would otherwise have been charged against the Project or any portion thereof.

6.4 Business Taxes and Sales Taxes

a)

Tenant shall pay as and when the same are due and payable, all business taxes including all taxes charged in respect of any business conducted on the Premises or in respect of any use or occupancy of the Premises, whether or not charged against Landlord or the Premises.

b)	Tenant shall pay to Landlord when due all Sales Taxes imposed on Landlord or Tenant.

6.5 Tax Bills and Assessment Notices

Tenant shall promptly deliver to Landlord forthwith upon Tenant’s receiving the same:

(i)	copies of all assessment notices, tax bills and any other documents received by Tenant related to Realty Taxes chargeable against or in respect of the Premises or the Project; and

(ii)	receipts for payment of Realty Taxes and business taxes payable by Tenant pursuant hereto.

On or before the expiry of each calendar year Tenant shall provide to Landlord evidence satisfactory to Landlord that all Realty Taxes and business taxes payable by Tenant pursuant to the terms hereof up to the expiry of such calendar year, including all penalties and interest resulting from late payment of Realty Taxes and business taxes, have been duly paid.

6.6 Contest of Realty Taxes

Realty Taxes, or the assessments in respect of Realty Taxes which are the subject of any contest by Landlord or Tenant shall nonetheless be payable in accordance with the foregoing provisions hereof provided, however, that in the event Tenant shall have paid any amount in respect of Realty Taxes in excess of the amount ultimately found payable as a result of the disposition of any such contest, and Landlord receives a refund in respect thereof, if Tenant is not in default hereunder the appropriate amount of such refund shall be refunded to or, at the option of Landlord, credited to the account of Tenant.

Landlord may contest any Realty Taxes with respect to the Premises or any part or all of the Project and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement, compromise or conclusion in respect thereof and Tenant consents to Landlord’s so doing. Tenant will cooperate with Landlord in respect of any such contest and appeal and shall make available to Landlord such information in respect thereof as Landlord requests. Tenant will execute forthwith on request all consents, authorizations or other documents as Landlord requests to give full effect to the foregoing.

Tenant will not contest any Realty Taxes or appeal any assessments related thereto without first notifying Landlord in writing.

Tenant shall pay to Landlord forthwith upon demand the Proportionate Share or such reasonable share as allocated by Landlord in its sole discretion of all costs and expenses of any kind incurred by Landlord bona fide and acting reasonably in obtaining or attempting to obtain information in respect of or a reduction or re-allocation in respect of Realty Taxes and any assessments related thereto including, without limitation, legal, appraisal, administration and overhead costs.

6.7 Adjustments

Any amounts payable by Tenant on account of Realty Taxes shall be adjusted on a per diem basis in respect of any period not falling wholly within the Term for which Realty Taxes are payable.

ARTICLE VII

7.0 OPERATION OF PROJECT

7.1 Operation of Project by Landlord

Landlord shall repair, maintain and operate the Project other than Leaseable Areas in a reasonable manner having regard to its size, age, location and character.

7.2 Tenant’s Payment of Operating Costs

a)

Commencing on the earlier of (i) the Commencement Date and (ii) the date on which Tenant first uses any part of the Premises for the conduct of business, and thereafter at all times throughout the Term, Tenant shall pay to Landlord the Proportionate Share of Operating Costs.

b)

The amounts payable by Tenant pursuant to this section 7.2 may be computed on the basis of such periods of time as Landlord shall determine from time to time and shall be paid by Tenant to Landlord without deduction, abatement or set-off whatsoever within ten (10) days after the receipt of a statement submitted to Tenant showing the amount payable by Tenant from time to time.

c)	All amounts payable under this Article VII in respect of any period not falling entirely within the Term shall be adjusted between Landlord and Tenant on a per diem basis.

The parties agree that Landlord has estimated that Tenant’s obligations hereunder in respect of Operating Costs for the year 2019 would be approximately $13.94 per square foot of the Rentable Area of the Premises; it is understood that this estimate by Landlord is a bona fide estimate made to date, but that it is not intended by Landlord to be relied upon by Tenant and is not binding and does not impose liabilities on Landlord or affect Tenant’s obligations hereunder.

7.3 Adjustments to Operating Costs

a)

If by reason of the conduct of business on the Premises outside Business Hours (which is not permitted without Landlord’s prior written consent), or by reason of the particular use or occupancy of the Premises or any of the Common Facilities by Tenant, its employees, agents or persons having business with Tenant, additional costs in the nature of Operating Costs, such as utility charges, security costs, and costs of heating, ventilating and air-conditioning, are incurred in excess of the costs which would otherwise have been incurred for such items, then such excess costs plus fifteen percent (15%) of the amount thereof (“Excess Costs”), then Landlord shall have the right, but not the obligation, to determine on a reasonable basis and require Tenant to pay such Excess Costs.

b)

If Tenant or any other tenant of the Project, pursuant to its lease or otherwise by arrangement with Landlord, provides at its cost any goods or services the cost of which would otherwise be included in Operating Costs, or if any goods or services the cost of which is included in Operating Costs benefit any portion of the Project to a materially greater or lesser extent than any other portion of the Project, then either the denominator for determining a Proportionate Share, or alternatively the amount of Operating Costs, may be adjusted as determined by Landlord acting reasonably to provide for the equitable allocation of the cost of such goods and services among the tenants of the Project.

ARTICLE VIII

8.0 USE OF PREMISES

8.1 Use of Premises

To the intent that this covenant shall run with the Premises for the benefit of the Project, excluding the Premises, Tenant covenants that it shall not use and shall not cause, suffer or permit the Premises to be used for any purpose other than as described as Use of Premises in section 1.1 hereof.

8.2 Conduct of Business

At all times throughout the Term Tenant shall continuously, actively and diligently conduct its business in the whole of the Premises in an up-to-date first class and reputable manner.

Tenant shall at all times keep in place and lowered, closed or otherwise as required by Landlord such building standard blinds or other window covering as determined by Landlord from time to time.

8.3 Tenant’s Fixtures

Tenant shall install and maintain in the Premises at all times during the Term ~~first-class~~ new or like new trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises and of no less a quality or quantity than whatever is usual for such type of business, all of which shall be kept in good order and condition.

Tenant may not remove any trade fixtures or other contents of the Premises therefrom other than in the ordinary course of business except that, with the prior written consent of Landlord, Tenant may remove such trade fixtures provided that Tenant provides evidence satisfactory to Landlord that it is substituting therefor trade fixtures at least equal in value and function to those being removed.

8.4 Signs

Tenant shall not erect, install or display any sign or display on or visible from the exterior of the Premises except for building standard sign on main entry door to the Premises, on the fifteenth (15th) floor elevator lobby directory and on the main floor building directory board, ~~both~~ all to be installed by Landlord at ~~Tenant’s~~ Landlord’s cost ~~to be paid forthwith upon request.~~

8.5 Prohibited Uses

Tenant shall not cause, suffer or permit the Premises or any part thereof to be used at any time during the Term for any of the following sales, businesses or activities:

(i)	any retail or wholesale sales activities;

(ii)	any auction;

(iii)

any vending machines or other coin operated machines, entertainment or games machines or any other mechanical or electrical serving or dispensing machines or devices whatsoever or the sale or supply of food or beverages (other than food or beverages such as are routinely served in office premises without charge to employees such as coffee and soft drinks) unless expressly permitted in writing by Landlord, in its sole discretion;

(iv)	any sale of tickets for theatre or other entertainment events or lottery tickets;

(v)	any business which would result in people waiting in Common Facilities to enter the Premises;

(vi)	any type of business or business practice which would, in the sole opinion of Landlord, tend to lower the character or image of the Project or any portion thereof;

(vii)

any use which in any way contravenes any restrictive covenants in leases granted by Landlord; Tenant covenants and agrees that it will not carry on in the Premises any business which will in any way place Landlord in breach of any such restrictive covenants and Tenant will indemnify and save Landlord harmless from and against all actions, claims, demands and costs with respect thereto; this subsection (vii) shall not be interpreted to prevent Tenant from carrying on in the Premises any business to the extent expressly permitted pursuant to section 8.1 hereof; or

(viii)	any business or activity not in compliance with all Laws,

The inclusion of the foregoing provisions of this section 8.5 shall not be deemed to be a representation or warranty of Landlord that any of the foregoing activities will not be authorized by Landlord to be conducted on any part of the Project.

Tenant shall forthwith, upon the request of Landlord, discontinue any business, conduct or practice carried on or maintained in or about the Premises, which, in Landlord’s sole opinion, may damage or reflect unfavourably upon Landlord, the Project, or any other tenants or occupants thereof.

If, in the opinion of Landlord, Tenant is in breach of any of the provisions of this section 8.5, Tenant shall immediately discontinue such use upon Landlord’s written request.

8.6 Waste Removal

Tenant shall not allow any refuse, garbage or any loose. objectionable material to accumulate in or about the Premises or the Project and will at all times keep the Premises in a clean and neat condition. Tenant at its expense shall at all times comply with Landlord’s rules and regulations regarding the separation, removal and disposal of waste for the Premises. Notwithstanding the foregoing, Landlord shall have the option to take over the function of separating, removing and/or disposing of the waste and the cost to Landlord of same shall be included in Operating Costs. Proceeds received from the disposal of waste arranged by Landlord may be retained by Landlord for its own account. Until removed from the Project all waste from the Premises shall be kept in appropriate containers within the Premises.

8.7 Pest Control

Tenant shall co-operate with Landlord and with any contractor(s) engaged by Landlord in respect of pest control and extermination in the Premises and the Building.

8.8 Waste and Nuisance

a)

Tenant shall not cause, suffer or permit any waste or damage to the Premises or Leasehold Improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do anything or permit anything to be done upon or about the Premises nor anything to be brought thereon which Landlord may reasonably deem to be hazardous or a nuisance or annoyance to any other tenants or any other persons permitted to be on the Project. Tenant shall take every reasonable precaution to protect the Premises and the Project from risk of damage by fire, water or the elements or any other cause.

b)	Tenant shall not obstruct any Common Facilities except as expressly permitted by Landlord in writing nor use or permit to be used any Common Facilities for other than their intended purposes.

c)

Tenant shall not use any advertising, transmitting or other media or transmissions of any kind, or other devices in a manner which can be heard, seen, or received outside the Premises, or which could in any way interfere with any communications or other systems outside of the Premises.

d)

Tenant shall conduct its business on the Premises in keeping with a first class office building, To that end. Tenant covenants and agrees that it shall not cause, suffer or permit any fumes, odours, noise or other element, any of which is determined by Landlord to be a nuisance or disturbance to Landlord or any other occupant of the Project, to emanate from the Premises; if Landlord determines that any such fumes, odours, noise or other element is emanating from the Premises in such manner as to cause any nuisance or disturbance to Landlord or any other occupant of the Project, Tenant shall forthwith, upon notice from Landlord, cause the same to be rectified.

e)

Tenant shall be solely responsible for any contaminant, pollutant or toxic substance at any time affecting the Premises resulting from any act or omission of Tenant or any other person on the Premises or any activity or substance on the Premises during the Term, and any period prior to the Term during which the Premises were used or occupied by or under the control of Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof.

8.9 Compliance with Law

a)

Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to hold this Lease and to occupy the Premises and conduct its business thereon, as required by all applicable Laws, including, without limiting the generality of the foregoing, any necessary extra provincial licence, any necessary licence under applicable legislation and any necessary approvals under the Investment Canada Act. or any similar legislation.

Tenant shall be responsible for and shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all Leasehold Improvements, trade fixtures, furniture, fixtures, equipment and contents thereof (collectively called “Contents”) and Tenant shall promptly perform all necessary repairs, alterations, changes and improvements to the Premises and Tenant’s business, use, or occupancy thereon and the Contents in order to comply with all of such Laws.

b)

Tenant shall provide Landlord on request with evidence satisfactory to Landlord acting reasonably that Tenant has obtained and is complying with the terms of all applicable licenses, approvals and permits from time to time.

8.10 Smoking Areas

Tenant shall take all steps as reasonably required by Landlord from time to time to ensure that no employees of Tenant or others on the Premises from time to time use any Common Facilities for the purpose of smoking.

8.11 Telephone and Communications Services

Tenant shall not utilize any telephone or other communications services (other than standard Bell telephone services or any other comparable telecommunication service currently operating within the Building) which require any wiring, fibre optics or other connection or any transmission services to the Premises or any part of the Project without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion unless the party providing such service to the Premises has entered into a licence agreement with Landlord entitling such party to connect to or transmit to or from the Premises. Notwithstanding anything contained herein to the contrary, it is Tenant’s responsibility to arrange for the installation of and pay all costs of any wiring that may be required to meet Tenant’s phone/data/computer needs

8.12 Tenant Not to Overload

Tenant will not install equipment that overloads the capacity of a utility, electrical, or mechanical facility in the Premises and will not, (a) bring into the Building any utility, electrical, or mechanical facility or service of which Landlord does not approve, or (b) bring upon the Premises anything that might damage them or overload the floors. If damage is caused to the Premises or to the Building as a result of the installation of such equipment or contravention of the provisions of paragraphs (a) or (b) of this Section by the act, neglect, fault, want of skill, or misuse of or by Tenant or its officers, agents, servants, employees, contractors, invitees, licencees or persons for whom Tenant is responsible in law or over whom Tenant may reasonably be expected to exercise control, or by any person having business with Tenant, Tenant will repair the damage or, at Landlord’s option, pay to Landlord on demand the cost of repairing the damage plus a sum equal to fifteen percent (15%) of the costs for Landlord’s overhead.

ARTICLE IX

9.0 SERVICES AND UTILITIES

9.1 Utilities

a)

Subject to Landlord’s ability to do so Landlord shall supply or cause to be supplied to the Premises reasonable utilities, the cost to Landlord of which shall be included in Operating Costs. Tenant shall be solely responsible for and shall promptly pay for, as and when they fall due, all costs of supplying water, electricity, gas, steam and other utilities to or in respect of the Premises including, without limitation, the cost of such utilities consumed in or with respect to the Premises.

b)

Tenant’s use of any such utilities shall not exceed the available capacity of the existing systems from time to time. If Tenant desires at any time to obtain any such utilities in excess of such available capacity, Tenant may supply and install at its expense any special wires, conduits or other equipment necessary to provide such additional capacity subject to the prior written consent of Landlord.

c)

Should individual meters or apparatus for the measurement of the consumption of any or all utilities supplied to the Premises not be installed at any time Landlord, acting reasonably, shall allocate the cost of such utilities among the various users thereof and such allocation by Landlord shall be final and binding upon Tenant. If required by Landlord, Tenant shall install at its expense a separate meter or meters to measure the consumption of any or all utilities in the Premises, the type of meter and location to be as determined by Landlord.

d)

Tenant shall promptly pay as and when the same shall be payable all costs for all fittings, connections and meters and all work or services performed in connection with any services or utilities provided to or in respect of the Premises.

e)	The amounts payable by Tenant under this Section 9.1 shall be payable to Landlord or as Landlord shall from time to time designate.

9.2 Heating and Air-Conditioning

a)

Landlord shall heat the Premises during the appropriate heating season and shall cool the Premises during the appropriate air-conditioning season by means of such heating and cooling equipment as shall be maintained from time to time, for the normal use of the Premises during Business Hours.

b)

If the heating or cooling equipment shall require maintenance, repair or replacement, Landlord shall attend to the same with reasonable promptness having regard to the then existing climatic conditions but Landlord shall not be liable for any losses or damages arising from the resulting lack of heating or cooling, so long as Landlord completes any maintenance, repair or replacement reasonably promptly and, in any event, Landlord shall not be liable for any indirect or consequential losses or damages or any damages for personal discomfort arising from any lack of heating or cooling, whether caused by Landlord’s negligence or otherwise.

c)

Landlord shall not be responsible for the inadequacy of any heating or cooling of the Premises if (i) the use or occupancy of the Premises, or (ii) the electrical or other power consumed on the Premises, or (iii) the configuration of partitions or other items on the Premises, or (iv) the failure of Tenant to shade windows interferes with or impairs the functioning of or places a higher demand on equipment or heating or cooling of the Premises.

d)

If Tenant desires heating or cooling of the Premises outside Business Hours, the same may be arranged on reasonable advance notice to Landlord and Tenant shall, if required by Landlord, pay for same as an Excess Cost.

e)	Landlord’s costs of compliance with this section 9.2 shall be included in Operating Costs.

9.3 Non-Liability of Landlord.

Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption, cessation of, or failure in supply of any utilities or any heating, ventilating, air-conditioning and humidity control. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord and save Landlord harmless from and against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises by reason of the suspension, non-operation, or failure for any period of time of any utilities, heating, ventilating, air-conditioning or humidity control.

9.4 Landlord’s Suspension of Utilities, Etc.

In order to effect any maintenance, repairs, replacements, alterations or improvements to any of such utilities, heating, ventilating, air-conditioning or humidity control systems, Landlord shall have the right, without any liability and without thereby constituting an interference with Tenant’s rights under this Lease or a breach by Landlord of this Lease, and without thereby entitling Tenant to any rights in respect thereof, to discontinue, suspend or modify any utilities, heating, ventilating, air-conditioning and humidity control systems at such time or times and from time to time as Landlord shall deem desirable.

9.5 Landlord’s Services

a)

Tenant shall pay Landlord forthwith on demand all charges as determined and allocated by Landlord acting reasonably in respect of all special services provided to or for the benefit of Tenant beyond building standard services the costs for which are included in Operating Costs, such special services including, without limitation, charges for security, hoisting, supervision, waste removal, and receiving, storing and handling materials and articles.

b)

Landlord shall have the right, to be exercised by written notice to Tenant, to require that Landlord be the exclusive supplier, at Tenant’s expense, of such materials or services for Tenant in respect of the Premises and the Project not otherwise expressly provided for in this Lease as Landlord may designate from time to time (“Services”) including, without limitation, replacement of tubes, bulbs and ballasts; cleaning of carpeting, drapes and curtains; waste removal; any services requiring drilling or otherwise penetrating floors, walls and ceilings; and locksmithing and security arrangements. If Landlord does not require that it be the supplier of Services, only persons approved by Landlord acting reasonably may supply Services to Tenant but subject to reasonable rules and regulations established by Landlord.

c)

Landlord shall not be liable for any damages caused in performance of any maintenance or cleaning provided hereunder, no matter how caused, whether by negligence or otherwise; Landlord shall not be liable for any indirect or consequential damage arising from any default in or failure to perform any such maintenance or cleaning.

9.6 Landlord’s Charges for Services

Unless otherwise expressly agreed between Landlord and Tenant to the contrary in respect of any specific matter from time to time, all work performed and materials supplied by Landlord for Tenant or otherwise respecting the Premises pursuant to the provisions hereof or otherwise shall be paid for by Tenant to Landlord forthwith upon demand at Landlord’s cost for the same plus ten percent (10%) for inspection and supervision plus ten percent (10%) for overhead and profit or such other reasonable amounts as may be charged by Landlord for overhead and profit from time to time.

ARTICLE X

10.0 MAINTENANCE, REPAIRS AND ALTERATIONS

10.1 Maintenance and Repairs of Premises

At all limes throughout the Term Tenant at its sole expense shall perform or cause to be performed as required hereby such maintenance, decoration, repairs and replacements to keep the Premises and all the contents thereof and all services, equipment and systems located in or primarily serving the Premises at all times in first-class appearance and condition, and in accordance with all Laws, and Landlord’s reasonable requirements, but excluding only the obligations of Landlord expressly provided in Section 10.7 hereof. For the purposes of this section 10.1. Premises shall include, without limitation, all Leasehold Improvements, perimeter walls and glass and doors.

10.2 Approval of Repairs and Alterations

a)

Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter in this Article X referred to as “Alterations”) to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld unless such proposed Alterations might: (i) in any way affect the demising walls or entrances of the Premises or the structure or mechanical or electrical services of the Premises or the Project or the coverage of the Project for zoning purposes; or (ii) in the opinion of Landlord, detrimentally affect the appearance or quality of the Premises or the portion of the Project in which the Premises are located, or impair the value or usefulness of the Premises or the Project, in either of which events such consent may be unreasonably withheld in Landlord’s sole discretion.

b)

With its request for Landlord’s consent. Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects or engineers, and such Alterations shall be completed in accordance with the plans and specifications approved in writing by Landlord.

c)

All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense, all necessary permits and licences and provide evidence thereof satisfactory to Landlord.

d)

Tenant shall, prior to the commencement of any such Alterations furnish to Landlord at Tenant’s expense such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant’s ability to pay for same as and when due, together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance bond in such terms and issued by such company as shall be acceptable to Landlord in its sole discretion in an amount at least equal to the estimated cost of such Alterations, guaranteeing completion within a reasonable time of such Alterations free and clear of any liens or encumbrances.

e)

All Alterations shall be performed promptly and in a good and workmanlike manner and in compliance with Landlord’s rules and regulations by competent contractors or workmen who shall be designated or approved by Landlord and who shall be unionized, if required by Landlord, and shall have labour union affiliations, if any, which are not incompatible with those of other people engaged in the Project.

All Alterations shall be performed at Tenant’s cost, promptly and in a good and workmanlike manner and in compliance with Landlord’s rules and regulations, by competent contractors of workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld. Unless expressly authorized by Landlord in writing to the contrary, all Alterations which might cost in excess of $25,000,00 to complete or which might affect the structure or any mechanical, electrical, utility, sprinkler, communications or other similar systems within the Premises or the Project, shall, at Landlord’s option, be performed at Tenant’s expense by Landlord or by contractors designated by Landlord and under Landlord’s supervision and under the supervision of a qualified architect or engineer approved by Landlord, in advance. For all Alterations performed by Landlord or at Landlord’s expense or under landlord’s supervision, Tenant shall pay forthwith upon request all amounts paid or payable by Landlord to third parties and all reasonable charges of Landlord for its own personnel plus ten (10%) percent of such amounts and charges for Landlord’s inspection and supervision plus a further ten (10%) percent of such amounts and charges for overhead and profit. All Alterations, the making of which might disrupt other tenants or occupants of the Project or the public, shall be performed outside Business Hours.

f)

If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Article X, Landlord, without prejudice to and without limiting Landlord’s other rights pursuant to this Lease and at law. shall have the right to require Tenant to remove such Alterations forthwith.

g)

Whether or not Landlord’s consent to any Alterations shall be granted, Tenant shall pay to Landlord forthwith upon request all of Landlord’s reasonable costs (including, without limitation, fees of architects, engineers and designers) incurred in reviewing, consulting in respect of, approving, inspecting and, if applicable, supervising any such Alterations and Landlord shall have the right to require Tenant to make a payment in respect thereof to Landlord as a precondition to Landlord’s granting any necessary consent hereunder.

10.3 Repair According to Landlord’s Notice

Landlord or any persons designated by it shall have the right to enter the Premises at any time to view the state of repair, condition and use thereof and Tenant shall promptly perform any maintenance, decoration, repairs, replacements or Alterations according to written notice from Landlord.

10.4 Notice by Tenant

Tenant shall give immediate written notice to Landlord of any accident, defect, damage or deficiency in any part of the Premises or the Project which comes to the attention of Tenant or any of its employees or contractors notwithstanding the fact that Landlord may have no obligation in respect of the same; the provisions of this Section 10.4 shall not be interpreted so as to imply or impose any obligation whatsoever upon Landlord. Tenant shall exercise all due diligence to become aware of any such situation.

10.5 Ownership of Leasehold Improvements

All Leasehold Improvements installed in the Premises by Tenant, or by Landlord on Tenant’s behalf, shall forthwith upon the installation thereof become the absolute property of Landlord without compensation therefor but without Landlord’s having or thereby accepting any responsibility in respect of the maintenance, repair or replacement thereof, all of which shall be Tenant’s responsibility.

10.6 Construction Liens

Tenant shall make all such payments and take all such steps as may be necessary to ensure that no lien or other charge or claim therefor or certificate of action in respect thereof (any of which is herein referred to as “Lien”) is registered against the Project or any portion thereof or against either Landlord’s or Tenant’s interest therein as a result of any work done for or services or material supplied to Tenant or in respect of the Premises. Tenant shall cause any such registrations to be discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier.

Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs or expenses, including legal expenses, arising in connection with any work done for or services or materials supplied to Tenant or in respect of the Premises.

If Tenant permits any such lien registration or fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge or vacate the same by paying the amount claimed to be due together with any other amounts into court or otherwise as Landlord determines, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, in thus arranging for the discharging or vacating of any such Lien shall be paid by Tenant to Landlord forthwith upon demand together with reasonable compensation to Landlord for administration in respect thereof.

10.7 Landlord’s Repairs

Subject to the provisions of Article XII herein, and subject to Tenant’s obligations hereunder, Landlord, to the extent that the failure to do so would materially detrimentally affect access to or use of the Premises, on reasonable notice from Tenant shall repair (i) defects in the structure of the Project, and exterior walls of the building in which the Premises are located, (ii) such transportation, electrical, mechanical and drainage equipment and systems forming part of the Project but not located within the Premises and not serving exclusively the Premises, and (iii) damage to the Premises, excluding all Leasehold Improvements, against which and to the extent to which Landlord is required to be insured pursuant hereto or is otherwise insured and against which Tenant is not required to be insured and is not otherwise insured and which is not Tenant’s obligation to repair under this Lease. Landlord’s costs of compliance with this section 10.7 shall be included in Operating Costs.

ARTICLE XI

11.0 END OF TERM

11.1 Vacating of Possession

Forthwith upon the expiry or earlier termination of the Term, Tenant shall peaceably deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to maintain and keep the Premises during the Term reasonable wear and tear excepted pursuant hereto and shall leave the Premises in a neat, clean and broom-swept condition and tenant shall deliver all keys for the Premises and all keys or combinations to locks on doors, safes or vaults within the Premises.

11.2 Removal of Trade Fixtures

Provided that Tenant has paid all Rent to the date of expiry or earlier termination of the Term and any and all damages and other amounts payable by Tenant to Landlord for any reason whatever and provided Tenant is not otherwise in default hereunder, or if otherwise authorized or requested by Landlord. Tenant shall at the expiry or earlier termination of the Term remove its trade fixtures and shall repair all damage or injury caused to the Premises resulting from the installation or removal of such trade fixtures. Other than as provided above. Tenant shall not remove trade fixtures from the Premises.

If at the expiry or earlier termination of the Term Tenant does not remove its trade fixtures or any of its other property on the Premises. Landlord shall have no obligation in respect of any such trade fixtures or property and may sell or destroy the same or have them removed or stored at the expense of Tenant or dispose of them in any other manner whatsoever as may be determined by Landlord in its sole discretion; at the option of Landlord, such trade fixtures or property not removed at the expiry or earlier termination of the Term shall become the absolute property of Landlord without payment of any compensation therefor to Tenant and may be dealt with by Landlord in such manner as it determines.

11.3 Removal of Leasehold Improvements

Notwithstanding that the Leasehold Improvements become the absolute property of Landlord upon installation, at the expiry or earlier termination of the Term, Tenant shall not be required remove any ~~or all of such~~ Landlord approved or installed Leasehold Improvements ~~as required by Landlord and in so doing shall repair and restore any portion of the Premises removed by or on behalf of Tenant and~~; however, should Tenant choose to remove any Leasehold Improvements, Tenant shall be responsible to repair any damage caused as a result of the ~~installation or~~ removal of the same.

11.4 Overholding by Tenant

If Tenant remains in possession of all or any part of the Premises after the expiry of the Term with the consent of Landlord and without any further written agreement, or without the consent of Landlord, this Lease shall not be deemed thereby to have been renewed and Tenant shall be deemed conclusively to be occupying the Premises as a monthly tenant if Landlord did consent to Tenant remaining in possession, or as a tenant at will if Landlord did not consent to Tenant remaining in possession (notwithstanding the acceptance of Basic or Additional Rent by Landlord), in either case on the same terms as set forth in this Lease so far as they would be applicable to a monthly tenancy except the monthly Basic Rent shall be 200% of an amount determined by taking 1/12 of the Basic Rent payable for the period of the last twelve months of the Term. Tenant agrees that Landlord shall have the right to distrain for any arrears of Rent payable by virtue of this section 11.4 and Article XVI (Default and Remedies) shall apply.

ARTICLE XII

12.0 DAMAGE AND DESTRUCTION

12.1 Damage to Premises or Project

If the Premises or the Project are damaged or destroyed, in whole or in part, by fire or any other occurrence, this Lease shall nonetheless continue in full force and effect and there shall be no abatement of any item included in Rent except as expressly hereinafter in this Article XII provided, and the following provisions of this Article XII shall apply.

12.2 Insured Damage to Premises

a)

If there is damage to or destruction of the Premises caused by an occurrence against which, and to not more than the extent that, Landlord either is required to insure pursuant to this Lease or is otherwise insured (“Insured Damage”), then the following provisions of this section 12.2 shall apply.

b)

If such damage or destruction is such as to render the whole or any part of the Premises unusable for the purpose of Tenant’s use and occupancy thereof, Landlord shall deliver to Tenant within sixty (60) days following the occurrence of such damage or destruction its written opinion determined reasonably as to whether or not the same is capable of being repaired, to the extent of Landlord’s repair obligations hereunder, within one hundred and eighty (180) days following such occurrence.

c)

If this Lease is not terminated as herein in this Article XII provided, Landlord, to the extent of insurance proceeds which Landlord receives or would have received if it had maintained such insurance as is required to be maintained by Landlord hereunder, and to the extent that any mortgagee entitled to be paid such insurance proceeds consents to the use of the same for repair of such damage or destruction, shall diligently proceed to perform such repairs to the Premises to the extent of its express obligations pursuant to section 10.7 hereof; and Tenant, commencing as soon as is practicable but without interfering with Landlord’s repairs, shall diligently proceed to perform such repairs as are Tenant’s responsibility pursuant hereto.

d)

If in Landlord’s reasonable opinion, the Premises are not capable of being repaired as aforesaid within one hundred and eighty (180) days following such occurrence, Landlord or Tenant may elect, by written notice to the other within thirty (30) days after delivery by Landlord of the opinion provided for in subsection 12.2(b) above, to terminate this Lease, whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable pursuant hereto shall be apportioned to the effective date of such termination.

e)

If the damage is such as to render the whole or any part of the Premises unusable in whole or in part for the purpose of Tenant’s use and occupancy as permitted hereby and if immediately prior to the occurrence of such damage Tenant was using substantially all of the Premises for the purposes as permitted by and as otherwise required pursuant to the terms of this Lease then the Basic Rent (and the Basic Rent only) payable hereunder shall abate to the extent that Tenant’s use and occupancy of the Premises is in fact thereby diminished, which determination shall be made by Landlord acting reasonably but in its sole discretion, until the earlier of (i) the thirtieth (30th) day after the Premises are ready for Tenant to commence its repairs to the Premises as determined by Landlord, and (ii) the date on which Tenant first commences the conduct of business in any part of the Premises which had been damaged following the date of the occurrence of such damage or destruction.

f)

The respective obligations of Landlord and Tenant with respect to repair of the Premises following any damage or destruction as aforesaid shall be performed in accordance with all applicable obligations to repair contained herein and shall be performed with all reasonable speed. Tenant acknowledges that the obligations of Tenant to repair the Premises after such damage or destruction as aforesaid or otherwise shall be performed at Tenant’s sole cost without any contribution thereto by Landlord whether or not the damage or destruction was caused by Landlord’s fault or negligence and whether or not Landlord had at any time made any contribution to the cost of supply, installation or construction of any Leasehold Improvements in the Premises. In any event, within thirty (30) days after Landlord has completed its repairs to the Premises as aforesaid. Tenant shall complete its repairs to the Premises and shall fully fixture, stock and staff the Premises and recommence the operation of Tenant’s business as permitted and required pursuant hereto.

12.3 Uninsured Damage and Last Two Years

If there is damage or destruction to the Premises and if, in Landlord’s reasonable opinion the Premises are not capable of being repaired within thirty (30) days following the occurrence of such damage or destruction and if (i) such damage or destruction is caused by an occurrence against which Landlord is not insured or required to insure or the cost of repair of which would be in excess of the extent to which Landlord is required to insure pursuant hereto or is otherwise insured, or (ii) such damage or destruction occurs within two (2) years prior to the expiry of the Term and either there are no remaining rights in any party hereto to extend or renew this Lease or any party hereto having the right to renew or extend this Lease fails to do so within fifteen (15) days after such occurrence, Landlord, at its option to be exercised by written notice given to Tenant within thirty (30) days after such occurrence, may terminate this Lease whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable pursuant hereto shall be apportioned to the effective date of such termination. If this Lease is not terminated as aforesaid, the parties shall repair as provided in sub-section 12.2(c) hereof and there shall be no abatement of any portion of Rent unless the damage or destruction is Insured Damage and then only to the extent expressly provided in sub-section 12.2(e) above.

12.4 Damage to Project

If twenty-five (25%) percent or more of the Rentable Area of the Project is damaged or destroyed by any cause whatsoever, whether or not there is any damage to the Premises, or if there is damage to the Project which is not capable of being repaired within thirty (30) days and which is not Insured Damage, Landlord may, at its option, elect, by written notice given to Tenant within sixty (60) days after such occurrence, to terminate this Lease as of a date specified in such notice, which date shall be not less than ninety (90) days and not more than one hundred and eighty (180) days after the giving of such notice, in which event Tenant shall vacate and surrender possession of the Premises by not later than the said date of termination, and Basic Rent and all other payments for which Tenant is liable pursuant to this Lease shall be apportioned to the effective date of termination. If Landlord does not so elect to terminate this Lease, and if the damage or destruction is Insured Damage, Landlord shall diligently proceed to repair and rebuild the Project to the extent of its obligations pursuant hereto to the extent of insurance proceeds which Landlord receives or would have received if it had maintained such insurance as is required to be maintained by Landlord hereunder, and to the extent that any mortgagee entitled to be paid such insurance proceeds consents to the use of the same for repair of such damage or destruction.

12.5 Restoration of Premises or Project

If there is damage or destruction to the Premises or the Project and if this Lease is not terminated pursuant hereto, Landlord, in performing its repairs to the Premises or the Project as required hereby, shall not be obliged to repair or rebuild in accordance with the plans or specifications for the Premises or the Project as they existed prior to such damage or destruction but Landlord may repair or rebuild the same in accordance with any plans and specifications chosen by Landlord in its sole and absolute discretion provided that Tenant’s use and occupancy of and access to the Premises and the general overall quality of the Project are not materially detrimentally affected by any difference in plans, specifications or form of the Premises or the Project from such plans, specifications and form as the same existed immediately prior to the occurrence of such damage or destruction.

12.6 Determination of Matters

For the purposes of this Article XII all matters requiring determination such as, without limitation, the extent to which any area(s) of the Premises or the Project are damaged or are not capable of being used, or the times within which repairs may be made, unless expressly provided to the contrary, shall be determined by Landlord in its sole discretion, such determination to be final and binding on the parties.

ARTICLE XIII

13.0 INSURANCE AND INDEMNITY

13.1 Landlord’s Insurance

Landlord shall obtain and maintain in full force and effect during the Term with respect to the Project insurance against such occurrences and in such amounts and on such terms and conditions and with such deductible(s) as Landlord may determine from time to time, it being agreed that Landlord need not communicate any determination to Tenant. Unless and until otherwise determined by Landlord, such insurance shall include, without limitation:

(i)

insurance on the Building and improvements and equipment contained therein owned or leased by Landlord or which Landlord desires to insure, against damage by fire and other risks contained in fire insurance policies with endorsements generally known as extended coverage and riot vandalism and malicious acts endorsements or, at Landlord’s option, “all risks” insurance;

(ii)	boiler and machinery insurance on such insurable objects as Landlord may elect to insure;

(iii)	rental income insurance covering such occurrences, in such form, and with such period of indemnity as Landlord may determine;

(iv)	public liability insurance; and

(v)	such other insurance and insurance in such amounts and on such terms as Landlord, in its discretion, may determine.

Notwithstanding that Tenant shall be contributing to Landlord’s costs and premiums respecting such insurance pursuant to the terms of this Lease. Tenant shall not have any insurable or other interest in any of Landlord’s insurance other than the rights, if any, expressly set forth in this Lease or in any policy of insurance obtained by Landlord, and, in any event. Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord’s insurance policies.

13.2 Tenant’s Effect on Other Insurance

a)

Tenant shall not do and shall not cause, suffer or permit to be done or omitted to be done by any of its servants, agents, contractors or persons for whom Tenant is in law responsible anywhere on the Project or by any person in, on or about the Premises and shall not permit there to be on the Premises anything which might; (i) result in any increase in the cost of any insurance policies of Landlord or any others on or related to the Project or any part or contents thereof; (ii) result in an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord or others on or related to the Project or any part or contents thereof; or (iii) be prohibited by any policy of insurance of Landlord or any others in force from time to time in respect of the Project or any part or contents thereof.

b)

If the cost of any insurance policies of Landlord or any others on or related to the Project or any part or contents thereof shall be increased as a result of (i) the use or occupancy of the Premises by Tenant or any other person on the Premises or (ii) anything kept of permitted to be kept by Tenant or by any person anywhere on the Premises or by Tenant or any of its employees, customers, contractors, suppliers or persons for whom Tenant is in law responsible on any part of the Project, or (iii) any act or omission of Tenant or any person on the Premises, or of Tenant or any of its employees, customers, contractors, suppliers or persons for whom Tenant is in law responsible on any part of the Project. Tenant shall pay the full amount of such increase in cost to Landlord forthwith upon demand, whether the increase is an increase in insurance cost payable by Landlord or by any other tenant or occupant of the Project or any part thereof. In determining Tenant’s responsibility for any increased cost of insurance as aforesaid, a statement issued by the organization, company or insurer establishing the insurance premiums or rates for the relevant policy shall be conclusive evidence of the various components of such premiums or rates and the factors giving rise to any increase therein.

c)

In the event of an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord or any others on or related to the Project or any part or contents thereof by reason of: (i) the use or occupancy of the Premises by Tenant or any other person permitted by Tenant on the Premises; or (ii) anything placed on or permitted by Tenant or any person on the Premises or by Tenant or any of its employees, customers, contractors, suppliers or persons for whom Tenant is in law responsible on any part of the Project; or (iii) any act or omission of Tenant or any person in the Premises or by Tenant or any of its employees, customers, contractors, suppliers or persons for whom Tenant is in law responsible on any part of the Project and if Tenant fails to remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice thereof by Landlord, Landlord may, at its option, either:

(i)	terminate this Lease forthwith by written notice; or

(ii)

remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand; for any or all of such purposes as set forth in this sub-section (ii) Landlord shall have the right to enter upon the Premises without further notice.

13.3 Tenant’s Insurance

a)

Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect at all times throughout the Term and such other times, if any, as Tenant occupies the Premises or any portion thereof:

(i)

comprehensive general liability insurance including, but not limited to property damage, public liability, personal injury liability, contractual liability, products and completed operations, non-owned automobile liability and owners’ and contractors’ protective insurance coverage, all on an occurrence basis, with respect to any use, occupancy, activities or things on the Premises and with respect to the use and occupancy of any other part of the Project by Tenant or any of it servants, agents, contractors or persons for whom Tenant is in law responsible, with coverage for any one occurrence or claim of not less than Five Million Dollars ($5,000,000,00) or such other amount as Landlord may reasonably require upon not less than one (1) months’ notice at any time;

(ii)

insurance, in respect of such perils as are from time to time covered in an all risks policy not less broad than the standard commercial property floater policy with the exclusions relating to earthquake and flood removed therefrom, covering the Leasehold Improvements, trade fixtures, furnishings, equipment, stock-in-trade, storefront and store facing materials and all signs in, on or about the Premises, for not less than the full replacement cost thereof and with a replacement cost endorsement;

(iii)

broad form comprehensive boiler and machinery insurance on all insurable objects located on the Premises or which are the properly or responsibility of Tenant on a blanket repair or replacement basis with a replacement cost endorsement and with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements, trade fixtures, furnishings, equipment, stock-in-trade, storefront and store facing materials and all signs in, on or about the Premises;

(iv)

business interruption insurance either as an extension to or on the same form as the insurance referred to in sub-clauses 13.3(a)(ii) and (iii) above, and in such amounts from time to time as necessary to fully compensate Tenant for direct or indirect loss of sales or earnings resulting from or attributable to any of the perils required to be insured against under the policies referred to in sub-clauses 13.3(a)(ii) and (iii) above and all circumstances usually insured against by cautious tenants including losses resulting from interference with or prevention of access to the Premises or the Project as a result of such perils or for any other reason;

(v)	tenant’s legal liability insurance for the full replacement cost of the Premises, and the loss of use thereof;

(vi)

leasehold interest insurance to fully protect Tenant for loss of its interest in this Lease and its Leasehold Improvements in the event of termination of this Lease pursuant to Article XII above, whether or not there is any damage or destruction to the Premises;

(vii)

standard owners’ form of automobile insurance policy providing third party liability insurance on all automobiles owned by or registered in the name of Tenant with inclusive limits and on such terms as reasonably required by Landlord from time to time, covering all licensed vehicles owned by or operated by or on behalf of Tenant;

(viii)	plate glass insurance on all internal and external glass; and

(ix)

insurance against such risks and in such amounts as Landlord or any mortgagee, debenture holder or other secured creditor of Landlord may from time to time reasonably require upon not less than thirty (30) days’ written notice.

b)

Each of Tenant’s insurance policies shall name Landlord and Tenant and any others designated by Landlord as additional insured’s, as their interests may appear, with loss payable to Landlord under the policies referred to in sub-sections 13.3(a)(ii), (iii), (viii) and, where applicable, (ix) above, and each of Tenant’s insurance policies shall contain, as deemed appropriate by Landlord:

(i)	the mortgage clause as may be required by any mortgagee, debenture holder or other secured creditor of Landlord;

(ii)

a waiver by the insurer of any rights of subrogation, or indemnity, or any other claim over, to which such insurer might otherwise be entitled against Landlord or any agents or employees of Landlord or any other person for whom Landlord is in law responsible;

(iii)

an undertaking by the insurer that no material change adverse to Landlord or Tenant or the mortgagee, debenture holder or other secured creditor of Landlord or Tenant will be made and the policy will not lapse or be cancelled or terminated, except after not less than thirty (30) days’ written notice to Landlord and Tenant and the mortgagee, debenture holder or other secured creditor of either of them of the intended change, lapse, cancellation or termination;

(iv)	a provision stating that Tenant’s insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord;

(v)	a joint loss endorsement or agreement, where applicable;

(vi)	a severability of interests clause and a cross-liability clause, where applicable; and

(vii)

a waiver, in respect of the interests of Landlord and of any mortgagee, debenture holder or other secured creditor of Landlord, of any provision in any such insurance policies with respect to any breach of any warranties, representations, declarations or conditions contained in the said policies.

All of Tenant’s insurance policies shall be taken out with insurers, shall be in such form, and on such terms as are satisfactory to Landlord from time to time.

c)

Tenant shall ensure that Landlord shall at all times be in possession of either certificates of insurance in the form designated or approved by Landlord or certified copies of Tenant’s insurance policies which are current and in force in good standing including such certificates or other evidence satisfactory to Landlord as to Tenant’s insurance in effect and its renewal or continuation in force together with such evidence as may be required by Landlord as to the method of determination of the full replacement cost of the Leasehold Improvements, trade fixtures, furnishings, equipment, stock-in-trade, plate glass, storefront and store facing materials and signs and full particulars of the full replacement cost of each of the same, and if Landlord reasonably concludes that the full replacement cost has been underestimated or understated. Tenant shall forthwith arrange for any consequent increase in coverage required pursuant to this section 13.3.

d)

Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance or is otherwise insured.

13.4 Landlord’s Right to Place Tenant’s Insurance

If Tenant at any time fails to take out, renew and keep in force, or pay any premiums for, any insurance as required to be obtained and maintained pursuant hereto, or if Tenant fails from time to time to deliver to Landlord satisfactory proof of the good standing of any such insurance or the payment of premiums therefor or if the evidence submitted in respect thereof to Landlord is unacceptable to Landlord, then, in any such event, Landlord, without prejudice to any of its other rights and remedies pursuant to this Lease, shall have the right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in respect thereof shall be paid by Tenant to Landlord forthwith upon demand.

13.5 Landlord’s Non-Liability

Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property at any time in, on or about the Premises or any properly owned by or being the responsibility of Tenant or any of its servants, agents, customers, contractors or persons for whom Tenant is in law responsible elsewhere in, on or about the Project, no matter how the same shall be caused and whether or not any such death, injury, loss or damage is caused or contributed to by the negligence of Landlord, its servants, agents employees, contractors or persons for whom Landlord is in law responsible. Without limiting the generality of the foregoing. Landlord shall not be liable or responsible for any injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion steam, water, rain, snow, electricity, gas, or falling plaster; or by dampness or leaks from any pipes, appliances, plumbing works, roof, exterior walls or any other source whatsoever; and Landlord shall not be liable or responsible in any way for any injury, death, loss or damage to any person or property caused by any other tenants or occupants of the Project or by any occupants of any adjoining property or by the public or by the construction of any public, quasi public or private work or utilities. All property kept or stored in or about the Premises or kept or stored by Tenant or any of its servants, agents, customers, contractors or persons for whom Tenant is in law responsible elsewhere in the Project shall be at the sole risk of Tenant and Tenant shall indemnify Landlord and save it harmless in respect of the same. Without in any way limiting or affecting the generality or interpretation of the foregoing provisions of this section 13.5, it is agreed that Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant.

13.6 Indemnity of Landlord

Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible and all other tenants and occupants of the Project and shall hold them and each of them harmless from and against any and all liabilities, claims, damages, losses and expenses, including all legal fees and disbursements, due to, arising from or to the extent contributed to by:

(i)	any breach by Tenant of any of the provisions of this Lease;

(ii)	any act or omission of any person on the Premises or any use or occupancy of or any property in the Premises;

(iii)

any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, sub-tenants, concessionaires, contractors or persons for whom Tenant is in law responsible on the Premises or elsewhere on or about the Project;

(iv)

any injury, death or damage to persons or property of Tenant or its servants, agents, employees, customers, contractors or any other persons on the Project by or with the invitation, licence or consent of Tenant;

(v)

any damage, destruction or need of repair to any part of the Project caused by any act or omission of Tenant or its servants, agents, employees, customers, contractors or persons for whom Tenant is in law responsible, notwithstanding any other provisions of this Lease including Landlord’s repair obligations under section 10.7 above.

13.7 Landlord’s Employees

It is agreed that any liability, every indemnity, exclusion or release of liability and waiver of subrogation herein contained for the benefit of Landlord shall extend to and/or benefit all of Landlord’s servants, agents, employees and those for whom Landlord is in law responsible (collectively referred to in this section 13.7 as “Employees”); solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section 13.7 for its Employees, it is agreed that Landlord is the agent or trustee for its Employees.

ARTICLE XIV

14.0 ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

14.1 Consent Required

a)

Tenant shall not assign this Lease in whole or in part and shall not sublet or part with or share possession of all or any part of the Premises and shall not grant any concessions, franchises, licences or other rights to others to use any portion of the Premises (all of the foregoing being hereinafter individually or collectively referred to as “Transfer”; a party making a Transfer is referred to as a “Transferor” and a party taking a Transfer is referred to as a “Transferee”) without the prior written consent of Landlord in each instance, which consent ~~may~~ shall not be unreasonably withheld~~, notwithstanding the provisions of Section 23(1) of the Commercial Tenancies Act. R.S.O. 1990, Chapter L.7. or any amendm~~e~~nt thereto or any similar legislative provisions in force now or in the future~~. Without limiting or affecting the meaning or interpretation of the foregoing, Landlord shall be entitled to arbitrarily or unreasonably withhold its consent to a Transfer in respect of which Landlord exercises its right to terminate this Lease, or to take a Transfer of the Premises or any portion thereof, pursuant to section 14.3.

b)

Notwithstanding and without in any way affecting or limiting the interpretation of the foregoing, it is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless it is shown to Landlord’s satisfaction that:

(i)	the proposed Transferee has a good business and personal reputation;

(ii)

the proposed Transferee and its principal shareholders have not been bankrupt or the holder of twenty (20%) percent or more of the issued shares of any class of shares of a corporation or of an interest in a partnership, either of which has been bankrupt in the ten (10) years preceding the date of the proposed Transfer;

(iii)

the proposed Transferee and its principal shareholders have good financial strength at least equal to that of Tenant at the Commencement Date and as at the date of the request for Landlord’s consent to the Transfer, and have financial strength at least sufficient to satisfy all of the obligations of Tenant hereunder;

(iv)

the Transferee is not an existing occupant of any part of the Project and has not then recently been a prospect involved in bona fide negotiations with Landlord respecting the leasing of any premises in the Project and is not in any way affiliated with such existing occupant or bona fide prospect; and

(v)	the Transfer, use, or occupancy of the Premises by the Transferee would not result in a breach of any agreement by which Landlord is bound with respect to any part of the Project.

c)

If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any other remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

d)

No transfer may be made other than pursuant to an agreement in writing of which a copy is given to Landlord together with the request for consent. The provisions of this Article XIV shall apply to any Transfer, which might occur by inheritance or operation of law.

e)	No Transfer may be made where any portion of Rent is lower than that provided for herein or otherwise on terms more favourable to the Transferee than the terms set forth herein.

14.2 Obtaining Consent

All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made and payment to Landlord of One Thousand Dollars ($1,000.00) plus applicable Sales Taxes on account of all costs incurred by Landlord in considering and processing the request for consent including legal costs and an administrative fee which Landlord shall be entitled to charge for the processing of such request for consent and including all costs of completing any documentation to implement any Transfer and all other agreements contemplated hereby, all of which shall be prepared by Landlord or its solicitor if required by Landlord.

All such requests to Landlord for consent to any Transfer shall also be accompanied by such information in writing as a landlord might reasonably require respecting a proposed Transferee and which might be required to provide Landlord with all the information necessary to determine whether the aforementioned factors are satisfied, and which information shall include, without limitation, the name, business and home addresses and telephone numbers, business experience, credit information and rating, financial position and banking and personal references of such proposed Transferee.

14.3 Landlord’s Option

Notwithstanding the other provisions contained in this Article XIV, after Landlord receives any notice from Tenant in respect of a Transfer, including any request for consent to a Transfer, accompanied by any deposit, information and copy of agreement as hereinabove required, Landlord shall have the options, to be exercised by written notice to Tenant within fifteen (15) days after the receipt of such notice and such information, deposit and agreement, to; (i) terminate this Lease as it relates to the portion of the Premises which is the subject of the proposed Transfer (“Transferred Premises”) effective as of the date on which the proposed Transfer by Tenant was proposed to occur; or (ii) to receive all amounts to be paid to Tenant under the agreement in respect of such Transfer less only the direct costs of Tenant related to the Transfer such as legal costs and commissions, and less, in the case of a sublease, all amounts receivable by Tenant under the sublease equal to the amounts payable by Tenant hereunder each month during the term of the sublease in respect of the Transferred Premises; or (iii) to take a Transfer from Tenant of the Transferred Premises on the same terms as the transfer in respect of which Tenant had requested Landlord’s consent, as aforesaid. If Landlord elects to terminate this Lease as aforesaid, Tenant shall have the right, to be exercised by written notice to Landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the Transfer, in which case Tenant shall not proceed with such Transfer, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms. If Landlord terminates this Lease as it relates to a portion of the Premises, as aforesaid (“Terminated Premises”). Tenant hereby grants to Landlord and any others permitted by Landlord to use the Terminated Premises the right, in common with Tenant and all others entitled to use the same, to use for their intended purposes all portions of the Premises in the nature of common areas (such as corridors, washrooms, lobbies and the like) or which are reasonably required for proper access to or use of the Terminated Premises (such as reception area, interior corridors, mechanical or electrical systems and ducts and the like).

14.4 Terms of Transfer

In the event of any Transfer, Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective:

(i)

to collect a deposit or further deposit to be held as a security deposit pursuant to section 16.6 hereof such that the security deposit held by Landlord shall be equivalent to at least two (2) months’ Basic Rent payable in respect of the Transferred Premises;

(ii)

to require Tenant and the Transferee and any indemnifier in respect of Tenant’s obligations hereunder to enter into an agreement in writing and under seal to implement any amendments to this Lease to give effect to Landlord’s exercise of any of its rights hereunder;

(iii)

to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant’s obligations under this Lease in respect of the portion of the Premises which is the subject of the Transfer, and to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), and to agree that in the event of any such proceeding Landlord will comprise a separate class for voting purposes;

(iv)

to require the Transferee to waive any rights pursuant to subsections 21 and 39(2) of the Commercial Tenancies Act, R.S.O. 1990, Chapter L.7 and any amendments thereto and any other statutory provisions of the same or similar effect, to retain the unexpired Term of the Lease, or any portion thereof or obtain any right to enter into any lease or other agreement directly with Landlord for the Premises or any portion thereof, or otherwise remain in possession of any portion of the Premises;

(v)

to require, if the Transfer is a sub-lease or other transaction not including an assignment, that all amounts payable by the Transferee each month be paid directly to Landlord who shall apply the same on account of Tenant’s obligations under this Lease; and

(vi)	to require the Transferee to grant to Landlord a Security Agreement pursuant to section 16.5 hereof.

(vii)	to require the Transferee to waive any rights it may have pursuant to the Bankruptcy and Insolvency Act or any successor legislation to repudiate this Lease.

14.5 Effect of Transfer

a)

No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord under seal and no such consent shall be deemed or presumed by any act or omission of Landlord or by Landlord’s failure to respond to any request for consent or by Landlord’s accepting any payment of any amount payable hereunder from any party other than Tenant. Without limiting the generality of the foregoing, Landlord may collect rent and any other amounts from any Transferee and apply the net amount collected to any Rent and the collection or acceptance of any Rent shall not be deemed to be a waiver of Landlord’s rights under this section nor an acceptance of or consent to any such Transfer or a release of any of Tenant’s obligations under this Lease. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord’s consent to any subsequent or other Transfer.

b)

In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. Tenant hereby consents to any further Transfers and to any amendments of this Lease which may be made between the Transferee and Landlord without the further consent or agreement of Tenant (“Amendments”) and Tenant also consents to all Alterations (as referred to in section 10.2 above) after any such Transfer. Tenant shall continue to be bound by all of its obligations pursuant hereto notwithstanding any such further Transfers or any Amendments or Alterations, to the extent of what would have been Tenant’s obligations pursuant hereto had such Amendments or Alterations not been made. If this Lease is renewed or extended by any Transferee pursuant to any option of Tenant, or if any Transferee exercises any option to lease other premises pursuant to any option of Tenant, each Transferor shall be liable for all of the obligations of Tenant resulting from the exercise of either options throughout the Term as renewed or extended.

c)

Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease. Tenant shall enforce all of such obligations against each Transferee. Any default of any Transferee shall also constitute a default of Tenant hereunder.

d)

Tenant agrees that if this Lease is ever disclaimed, repudiated or terminated by or on behalf of a Transferee pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceeding, including any proceeding under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), or if Landlord terminates this Lease as a result of any act or default of any Transferee, Tenant shall nonetheless remain responsible for fulfilment of all obligations of Tenant hereunder for what would have been the balance of the Term but for such disclaimer, repudiation or termination and shall, upon Landlord’s request, enter into a new lease of the Premises for such balance of the Term and otherwise on the same terms and conditions as in this Lease subject to such amendments hereto to which Tenant had agreed at any time prior to such disclaimer, repudiation or termination, and with the exception that Tenant will accept the Premises in “as is” condition.

14.6 No Advertising of Premises

Tenant shall not advertise this Lease or all or any part of the Premises or the business or fixtures or contents therein for sale without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold subject to the other provisions hereof.

14.7 Mortgage of Lease

Tenant shall not assign, sublet, mortgage, charge or otherwise transfer the Premises or this Lease for the purpose of securing any loan or the repayment thereof by Tenant.

14.8 Corporate Tenant

If Tenant or any occupant of the Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliated corporation of the corporation sufficient to transfer control to others than the then present shareholders of the corporation shall be deemed for all purposes of this Article XIV to be a Transfer and, accordingly, a breach of this Article XIV unless the prior written consent of Landlord is first obtained, and it is agreed that the parties hereto shall have all of the same rights and obligations in respect thereof as are applicable to a Transfer. Landlord shall have access at all times to the corporate books and records of Tenant, which Tenant agrees will be located at such place in Canada of which Landlord shall at all times be kept notified by Tenant in writing, and Tenant shall make the same available to Landlord and its representatives upon request, for inspection at all times in order to ascertain whether or not there has at any time during the Term been a transfer, issuing or division of shares sufficient to constitute a change in control of Tenant corporation as aforesaid.

This section 14.8 shall not apply to Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

14.9 Assignment by Landlord

Landlord shall have the right to sell, lease, convey, mortgage, or otherwise dispose of the Project or any part thereof and to assign this Lease and any interest of Landlord pursuant to this Lease without any restriction. If Landlord shall sell, lease, convey, mortgage or otherwise dispose of the Project or any part thereof or shall assign this Lease and any interest of Landlord pursuant to this Lease, then, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon and without further agreement be released of all liability pursuant to the terms of this Lease.

ARTICLE XV

15.0 STATUS AND SUBORDINATION OF LEASE

15.1 Status Statement

Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate in such form as requested by Landlord stating with reasonable particularity (if such is the case, or stating with reasonable particularity the manner in which such may not be the case); (i) that this Lease is unmodified and in full force and effect, or particulars of any such modifications or stating that this Lease is not in full force and effect if such is the case; (ii) the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent have been paid; (iii) whether or not there is any existing default by either party under this Lease and, if so, specifying such default; (iv) that there is no reason why the obligations of Tenant under this Lease may not be fully enforced in accordance with their terms and that there are no defences, counter claims or rights of set-off in respect of any of the same; and (v) full details of the financial and credit standing and details of the corporate organization of Tenant and the Indemnifies, if any, including audited financial statements for such period of time as Landlord may require, it being intended that any statement(s) delivered pursuant hereto may be relied upon by an actual or prospective lender, purchaser and assignee of any interest of Landlord under this Lease or in the Project.

15.2 Subordination

At the option of Landlord to be expressed in writing from time to time this Lease and the rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds and charges (any of which are herein called “Mortgage” or “Mortgages”) on or in any way affecting the Premises or the Project or any part thereof now or in the future, including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Tenant shall at any time on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any of such Mortgages upon the same terms and conditions as set forth herein, and shall execute promptly on request by Landlord any certificates, agreements, instruments of postponement or attornment, or other such instruments or agreements as requested from time to time to postpone or subordinate this Lease and all of Tenant’s rights hereunder to any of such Mortgages or to otherwise give full effect to any of the provisions of this Article XV.

Tenant agrees to attorn to and become the tenant of any party whose title to the Premises or the Project is superior to that of Landlord or to any assignee from Landlord of Landlord’s interest under this Lease upon the same terms and conditions as are set forth in this Lease and shall execute promptly on request any agreements or instruments of attornment to give effect to such attornment as shall he requested by Landlord at any time and from time to time.

15.3 Tenant’s Failure to Comply

If Tenant fails to execute any certificate, agreement, instrument, or other document as required by the foregoing provisions of this Article XV within ten (10) days after request by Landlord, then Landlord shall have the right to:

(i)

execute any such certificate, agreement, instrument or document for and on behalf of Tenant and in Tenant’s name. Tenant hereby agreeing to be bound by the same, and for such purpose Tenant hereby irrevocably appoints Landlord as Tenant’s attorney for and on behalf of Tenant pursuant to the Powers of Attorney Act (Ontario) and which appointment shall survive the death or incapacity of Tenant;

(ii)	to terminate this Lease; and

(iii)

in any event and without being affected by either of the foregoing rights, to exercise all rights against Tenant in respect of Tenant’s default as aforesaid as Landlord might otherwise have pursuant to this Lease or at law, included in which is a claim for damages.

15.4 Registration

Tenant shall not register this Lease or any short form or notice hereof except in Landlord’s form prepared by Landlord on Tenant’s request or in such form as has been approved by Landlord in writing. The cost of preparation, approval, execution and registration of any notice or short form of this Lease or other document to he registered by Tenant shall be borne by Tenant and shall be paid by Tenant forthwith upon demand. If Tenant registers or causes or permits there to be registered against the title to the Project any short form or notice of this Lease or other document, Tenant shall forthwith provide to Landlord details of such registration and a duplicate registered copy of the registered document.

Any lease or notice or short form of this Lease registered by or at the request of Tenant shall contain an irrevocable power of attorney by Tenant in favour of Landlord, which power of attorney is also hereby irrevocably granted by Tenant to Landlord under the Powers of Attorney Act (Ontario) and which power of attorney shall survive the death or incapacity of Tenant, authorizing Landlord to execute on behalf of and in the name of Tenant such notices, agreements and documents as shall be required or desired by Landlord to expunge or discharge from the register of the title of the land on which the Project is located any interest of Tenant therein after the expiry or earlier termination of this Lease, or to give full effect to Landlord’s rights under this Article XV.

ARTICLE XVI

16.0 DEFAULT AND REMEDIES

16.1 Default and Remedies

If any of the following shall occur:

(i)

Tenant shall fail, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default shall continue for five (5) days after such payment was due, whether or not notice is given to Tenant;

(ii)

Tenant shall fail, for any reason, to perform any other covenant, condition, agreement or other obligation on the part of Tenant to be observed or performed pursuant to this Lease (other than the payment of any Rent) or any other agreement between the parties, whether or not related to the Premises, and such default shall continue for fifteen (15) days after written notice thereof or such shorter period as expressly provided herein;

(iii)

any of Landlord’s policies of insurance on the Project or any part or contents thereof shall be actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of or contents in the Premises;

(iv)	Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with and as expressly authorized by this Lease;

(v)

Tenant or any other person occupying any portion of the Premises shall make an assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or make any proposal, assignment, arrangement or compromise with its creditors or, if any steps are taken or action or proceedings commenced by any person for the dissolution, winding up or other termination of Tenant’s existence or liquidation of its assets;

(vi)	a trustee, receiver, receiver-manager, manager, agent or other like person shall be appointed in respect of the assets or business of Tenant or any other occupant of the Premises;

(vii)

Tenant attempts to or does abandon the Premises or remove or dispose of any goods and chattels from the Premises so that there would not, in the event of such removal or disposal, be sufficient goods of Tenant on the Premises subject to distress to satisfy all arrears of Rent payable under this Lease and all Rent payable hereunder for a further period of at least twelve (12) months, or if the Premises shall be vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord;

(viii)	Tenant makes any sale in bulk affecting any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation);

(ix)	this Lease or any goods or other property of Tenant shall at any time be seized or taken in execution or attachment which remains unsatisfied for a period of five (5) days or more;

(x)	termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

then, without prejudice to and in addition to any other rights and remedies to which Landlord is entitled pursuant hereto or at law, the then current and the next three (3) months’ Rent shall be forthwith due and payable and Landlord shall have the following rights and remedies, all of which are cumulative and not alternative, to:

(i)

terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant; if this Lease is terminated in respect of part of the Premises, this Lease shall be deemed to be amended by the appropriate amendments, and proportionate adjustments in respect of Rent and any other appropriate adjustments shall be made;

(ii)

enter the Premises as agent of Tenant and as such agent to relet them for whatever term (which may be for a term extending beyond the Term) and on whatever terms and conditions as Landlord in its sole discretion may determine and to receive the rent therefor and, as the agent of Tenant, to take possession of any furniture, fixtures, equipment, stock or other property thereon and, upon giving written notice to Tenant, to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public or private sale without further notice, and to make such alterations to the Premises in order to facilitate their reletting as Landlord shall determine, and to apply the net proceeds of the sale of any furniture, fixtures, equipment, stock or other property or from the reletting of the Premises, less all expenses incurred by Landlord in making the Premises ready for reletting and in reletting the Premises, on account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for any deficiency and for all such expenses incurred by Landlord as aforesaid; no such entry or taking possession of or performing alterations to or reletting of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention or termination is given by Landlord to Tenant;

(iii)

remedy or attempt to remedy any default of Tenant in performing any repairs, work or other covenants of Tenant hereunder and, in so doing, to make any payments due or claimed to be due by Tenant to third parties and to enter upon the Premises, without any liability to Tenant therefor or for any damages resulting thereby, and without constituting a re-entry of the Premises or termination of this Lease, and without being in breach of any of Landlord’s covenants hereunder and without thereby being deemed to infringe upon any of Tenant’s rights pursuant hereto, and in such case, Tenant shall pay to Landlord forthwith upon demand all amounts paid by Landlord to third parties in respect of such default and all reasonable costs of Landlord in remedying or attempting to remedy any such default plus ten (10%) percent of the amount of such costs for Landlord’s inspection and supervision plus a further ten (10%) percent for overhead and profit;

(iv)

obtain damages from Tenant including, without limitation, if this Lease is terminated by Landlord, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period of time; and

(v)

suspend or cease to supply any utilities, services, heating, ventilating, air-conditioning and humidity control to the Premises, all without liability of Landlord for any damages, including indirect or consequential damages, caused thereby.

16.2 Interest and Costs

a)

All amounts of Rent shall bear interest from their respective due dates until the actual dates of payment at a rate which shall be three (3%) percent per annum in excess of the rate of interest known as the prime rate of interest charged by Landlord’s bank in Ontario and which serves as the basis on which other interest rates are calculated for Canadian dollar loans in Ontario from time to time (“Prime Rate”).

b)

Further, on each occurrence of default in the payment of Rent, Tenant shall pay to Landlord on demand in addition to the aforesaid interest an administration fee equal to the greater of (i) $200.00 and (ii) two percent (2%) of the amount of Rent in default.

c)	The amounts payable pursuant to subsections (a) and (b) above shall only become payable upon demand but shall, for clarification, accrue from the respective due dates of the payments.

d)

Tenant shall be responsible for and pay to Landlord forthwith upon demand all costs incurred by Landlord, including, without limitation and without duplication of section 16.2(b), reasonable compensation for all time expended by Landlord’s own personnel, legal costs on a solicitor and his own client basis, and all other costs of any kind whatsoever, arising from or incurred as a result of any default of Tenant or any enforcement by Landlord of any of Tenant’s obligations under this Lease or any other agreement or obligation of Tenant to Landlord, whether or not related to The Premises including, but not limited to, witness costs (such as transportation, accommodation and the like).

16.3 Bankruptcy and Insolvency

Tenant hereby waives any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), and agrees that in the event of any such proceeding Landlord will comprise a separate class for voting purposes.

16.4 Allocation of Payments

Tenant agrees that Landlord may, at its option to be exercised by written notice to Tenant at any time, and without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by Tenant apply all sums received by Landlord from Tenant or any other persons in respect of any Rent to any amounts whatsoever payable by Tenant and it is further agreed that any allocation made by Landlord, on its books and records or by written notice to Tenant or otherwise, may subsequently be re-allocated by Landlord as it may determine in its sole discretion, and any such allocation and re-allocation from time to time shall be final and binding on Tenant unless and to the extent subsequently re-allocated by Landlord

16.5 Tenant’s Personal Property as Security for Landlord

a)

Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting or purporting to limit Landlord’s right of distress and agrees with Landlord that, notwithstanding any such statute, all goods and chattels from time to time on the Premises shall be subject to distress for Rent and the fulfillment of all of Tenant’s obligations under this Lease in the same manner as if such statute had not been passed.

b)

In addition to any other rights of Landlord to distrain. Landlord shall have the right to distrain for any arrears of Rent all goods and chattels, including without limitation all heavy or connected machinery and equipment. Landlord may exercise any right of distress on the Premises and for such purpose may lock the Premises, change any locks on the Premises and by any means exclude Tenant from all or any parts of the Premises and Landlord shall not thereby be terminating this Lease in the absence of express written notice terminating this Lease. Tenant consents to being excluded by Landlord from all or any parts of the Premises for purposes of Landlord’s exercising any right of distress.

Tenant further agrees that distress of all or any goods and chattels may be effected by written notice whether or not Landlord locks or otherwise secures such goods or chattels from Tenant on the Premises or elsewhere.

If Landlord effects distress by written notice or any other means, Tenant agrees not to remove or permit to be removed any distrained goods or chattels and not to interfere with the exercise of any right of distress.

Tenant agrees that Landlord’s exercise of any right of distress as permitted hereby or at law shall not constitute a trespass or breach of any express or implied term of this Lease. Landlord shall not be liable for loss or damage to goods or chattels against which distress is levied no matter how caused except to the extent of direct (and not indirect or consequential) damage caused by the gross negligence of Landlord or its employees; but Landlord shall not be liable for any loss or damage caused by its bailiff or any agent through negligence or otherwise.

In exercising any right of distress, Landlord may distrain against all or any goods or chattels, irrespective of whether or of the degree to which the same may be excessive and Tenant waives any and all rights and remedies in respect thereof, including all rights under the Commercial Tenancies Act, R.S.O. 1990, Chapter L.7 (Ontario).

In exercising any right of distress, Landlord may hold all distrained goods or chattels without limit in time and Tenant waives all rights and remedies in respect thereof.

In addition to others entitled to do so, Landlord and its agents and employees shall have the right to purchase any goods or chattels on the Premises distrained by Landlord so long as the price paid by Landlord or its agents or employees is reasonably comparable to that which might reasonably be obtained by sale under distress to an arm’s length third party.

c)

If any goods or chattels of Tenant shall be removed from the Premises, Landlord shall have the right to follow the same and exert against the same all of its rights as if such goods and chattels had remained on the Premises, such right of Landlord to include, without limitation, the right to follow such goods and chattels for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act, R.S.O. 1990, Chapter L.7.

d)	Tenant agrees that all of its personal property of any kind on the Premises shall at all times during the Term be the unencumbered property of Tenant.

16.6 Rent Deposit

a)

Tenant has deposited ~~or upon execution of this Lease will deposit~~ with Landlord the sum described as Rent Deposit in section 1.1 hereof (“Rent Deposit”). The Rent Deposit shall be held by Landlord without interest as a prepayment towards the first month’s Rent and the remaining amount to be held as a security deposit equal to last month’s Rent payable by Tenant.

b)

If at any time any Rent shall be overdue, all or any portion of the Rent Deposit shall be automatically deemed to be applied to the payment of said Rent, Further, if Tenant defaults in the performance of any of the terms, covenants, conditions and provisions of this Lease as and when the same are due to be performed by Tenant then, all or any part of the Rent Deposit shall be deemed to be automatically applied on account of any losses or damages sustained by Landlord as a result of such default.

c)

If all or any part of the Rent Deposit is applied by Landlord on account of the payment of Rent or on account of losses or damages sustained by Landlord as aforesaid, then Tenant shall, within three (3) days after demand from Landlord, remit to Landlord a sufficient amount in cash or by certified cheque to restore the Rent Deposit to the original sum deposited or required to be deposited as herein set forth plus interest.

d)

In the event of the insolvency or bankruptcy of Tenant, Landlord shall have the right to apply any Rent Deposit on account of any damages Landlord may suffer by reason of the bankruptcy or insolvency of Tenant.

e)

If Tenant complies with all of the terms, covenants, conditions and provisions under this Lease and promptly pays all Rent herein provided to the extent the same remains in Landlord’s possession and is not applied to any of Tenant’s obligations hereunder, as and when the same shall be due and payable, the Rent Deposit shall be applied to the last month(s)’ Rent payable under this Lease.

f)

Landlord may deliver the Rent Deposit, or such portion thereof remaining on hand to the credit of Tenant, to any purchaser, mortgagee or assignee of Landlord’s interest in the Premises or the Project or this Lease and thereupon Landlord shall be and is hereby discharged from any further liability with respect to the Rent Deposit.

g)

In the event of any bankruptcy, insolvency, winding-up or other creditors’ proceeding, the Rent Deposit shall be the absolute property of Landlord and shall be deemed to have been automatically appropriated and applied against the Rent and any other amounts payable hereunder in respect of the period at what would have been the end of the Term, but for any disclaimer, repudiation or termination of this Lease pursuant to such proceeding.

16.7 Remedies to Subsist

a)

No waiver of any of Tenant’s obligations under this Lease and no waiver of any of Landlord’s rights hereunder in respect of any default by Tenant hereunder shall be deemed to have occurred or be given as a result of any condoning, excusing, overlooking or delay in acting upon by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof, the acceptance of any Rent after the occurrence of any default by Tenant, or any verbal or written statements or agreements made by any employee of Landlord other than an agreement in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. No waiver of any of Tenant’s obligations or any of Landlord’s rights hereunder shall be effective except and only to the extent of any express waiver in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. The waiver by Landlord of any default of Tenant or of any rights of Landlord in respect of any term, covenant or condition herein shall not be deemed to be a waiver of any subsequent default of Tenant or rights of Landlord in respect of such term, covenant or condition.

b)

All rights and remedies of Landlord under this Lease and at law shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved. Tenant’s obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

c)

If Landlord assigns this Lease to a mortgagee or holder of other security on the Premises or the Project or any part thereof or to any other person whatsoever Landlord shall nonetheless be entitled to exercise all rights and remedies available to it pursuant to this Lease and at law without providing evidence of the approval or consent of such mortgagee, holder of other security or other person whatsoever.

d)

All Rent shall be paid by Tenant to Landlord without deduction, abatement or set-off whatsoever, except as and to the extent expressly permitted pursuant to the terms of this Lease, and Tenant hereby waives any rights of deduction, abatement or set-off available to it now or at any time in the future, including any right to deduction, abatement or set-off contained in any statute.

16.8 Impossibility of Performance

If and to the extent that either Landlord or Tenant shall be unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or labour required to enable it to fulfill such obligation or by reason of any Laws, or by reason of its not being able to obtain any permission or authority required pursuant to any applicable Laws or by reason of any other such cause beyond its control and not the fault of the party being delayed and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to any compensation for any loss, inconvenience, nuisance or discomfort occasioned thereby. The party delayed will, however, use its best efforts to fulfill the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials being delayed subject, in the case of performance by Tenant, to the approval of Landlord in its sole and absolute discretion. In any event, the provisions of this subsection 16.8 shall not apply to permit any delay in any payment by Tenant of any Rent.

16.9 Tenant’s Licences

a)

Tenant shall during the whole of the Term maintain in good standing and in accordance with all Laws all licences and permits of any kind whatever required for the proper conduct by Tenant of its business pursuant to the terms hereof (all of which licences and permits are hereinafter in this section 16.9 referred to as “Licences”). Landlord shall be entitled to receive copies of all correspondence and notices between Tenant and all relevant licensing authorities and Tenant shall cooperate with Landlord to seek to arrange for copies of all such correspondence and notices from all such authorities to be forwarded to Landlord automatically.

b)

If this Lease is terminated for any reason whatsoever, including Tenant’s failure to maintain the said Licences in good standing as set out herein, or if Landlord takes possession of the Premises during the Term for any reason whatsoever as permitted by this Lease or by law, including Tenant’s default, then, in any such events, Tenant covenants to and does hereby transfer to Landlord or as Landlord directs in writing all of such Licences subject to the approval of the relevant licensing authorities. For such purposes, Tenant agrees to execute or cause to be executed by the shareholders of Tenant all documents necessary to effect such transfers of Licences. Upon the execution and delivery of this Lease or at any time thereafter as requested by Landlord from time to time. Tenant shall execute and shall cause the shareholders of Tenant to execute such documents as are necessary to effect the prospective transfer of Licences referred to herein, and shall lodge the same in escrow with Landlord, with authority to date and use such documents as may be desired by Landlord in the event of Landlord being entitled to a transfer of the Licences. If Tenant or any of the shareholders of Tenant fail to execute any documents as required pursuant hereto within two (2) days after written notice from Landlord. Landlord shall thereupon be and is hereby appointed attorney for Tenant and the shareholders of Tenant to execute and deliver any and all of such documents in their names and on their behalves, such appointment being made pursuant to the Powers of Attorney Act (Ontario) and shall survive and be exercisable during any subsequent legal incapacity of the party granting such power of attorney.

c)

It shall be a condition precedent of any Transfer in respect of this Lease or the Premises that the Transferee and shareholders thereof, as the case may be, grant to Landlord a power of attorney in such form as Landlord may reasonably require to give to it the rights in respect of the Transferee and the shareholders thereof as is intended to be given to Landlord in respect of Tenant and its shareholders pursuant to the provisions of this section 16.9.

16.10 Waiver of Rights Pursuant to the Bankruptcy and Insolvency Act

Tenant hereby waives any rights it may have pursuant to the Bankruptcy and Insolvency Act or any successor legislation to repudiate this Lease.

ARTICLE XVII

17.0 CONTROL OF PROJECT

17.1 Landlord’s Control

The Project is at all times subject to the exclusive control and management of Landlord. The provisions of this section 17.1 and any other provisions of this Lease shall not be interpreted so as to impose any liability or obligation whatsoever on Landlord and Landlord shall have only such obligations as are expressly set forth in this Lease.

Without limiting the generality of the foregoing, Landlord shall have the right to:

(i)	police and supervise any or all portions of the Project;

(ii)

obstruct, lock up or close off all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof;

(iii)	grant, modify and terminate any easements or other agreements respecting any use or occupancy, maintenance of or supply of any services to any part of the Project; and

(iv)

use or permit to be used any part of the Common Facilities for any purpose which shall be in accordance with prudent management practice from time to time, including promotional activities, merchandising, display, entertainment or special features.

Tenant agrees that all enclosed Common Facilities including any enclosed areas, malls or walkways in the Project may be open for access to the Premises during the Business Hours of the Project as determined by Landlord from time to time, and during any other hours as Landlord may determine; at any other times, any or all enclosed areas, malls and walkways may be locked by Landlord, and the public and Tenant may be excluded therefrom, except that tenants of office premises shall be entitled to access to their respective leased premises subject to compliance with all applicable rules and regulations of Landlord, including those related to security.

In order to perform any maintenance, repairs, alterations or improvements in or relating to any part of the Project, Landlord may cause reasonable and temporary obstructions of Common Facilities without thereby constituting or being deemed to constitute an interference with any of Tenant’s rights hereunder or a breach by Landlord of any of its obligations hereunder.

17.2 Alterations of the Project

a)

Notwithstanding anything contained in this Lease, at any time ~~and from time to time and either prior to or~~ after the ~~Commencement Date~~ initial Term of this Lease, Landlord shall have the right to construct on or remove from the Project or adjacent lands such other buildings or extensions of buildings as Landlord may desire. Landlord shall have the right to make any changes in, additions to, deletions from, re-arrangements of or relocations of any part or parts of the Project including any of the Common Facilities as Landlord shall consider necessary or desirable (which, or any of which, arc referred to in this section 17.2 as “Changes”).

b)

Landlord shall have the right to make any Changes with respect to the Premises, including the right to relocate the Premises or any portion thereof after the initial term of this Lease, to the extent found necessary or desirable by Landlord, provided that the Premises, as affected by such Changes, shall be substantially the same in size as the Premises as described herein.

If the Premises or any portion thereof are relocated as a result of such Changes after commencement of the Term, Landlord shall be responsible for the direct cost of moving Tenant to the relocated Premises and constructing replacement Leasehold Improvements therein (but not for any indirect costs or losses such as overhead costs, loss of revenue or profit).

Tenant shall not have the right to object to or make any claim other than as expressly set forth herein on account of the exercise by Landlord of any of its rights under this section 17.2 and Tenant shall not be entitled to any abatement of Rent except an abatement of Basic Rent or the relevant portion thereof for the period of time, if any, that Tenant is unable to conduct business in the Premises or any portion thereof, as described herein or as relocated, as a result of the performance of such Changes, and a reduction of Basic Rent proportionate to any reduction in area of the Premises as relocated.

c)

Landlord shall make any such Changes as expeditiously as is reasonably possible in the circumstances and shall interfere as little as is reasonably possible in the circumstances with Tenant’s business operation in the Premises. Tenant shall forthwith, at the request of Landlord, execute such further assurances, releases or documents as may be required by Landlord to give effect to any of Landlord’s rights under this section 17.2.

17.3 Landlord Not in Breach

The exercise by Landlord of any of its rights under this Article XVII shall not constitute a breach by Landlord of any of its obligations under this Lease nor an infringement nor breach of any of Tenant’s rights under this Lease or at law, nor entitle Tenant to any abatement of rent or damages or any other remedy whatsoever, whether or not damage to or interference with the use of the Premises or their contents shall result.

17.4 Use of Common Facilities

Tenant shall not itself and shall not permit any of its employees, servants, agents, customers or contractors to obstruct any Common Facilities including driveways, laneways, access routes or other portions of the Project other than as expressly permitted pursuant hereto or as otherwise expressly permitted by Landlord in writing; if there shall be a breach of this section 17.4 Landlord shall have the right. at the expense of Tenant, to remove such obstruction, the cost thereof to be paid by Tenant forthwith upon demand, and Landlord shall not be responsible for and is hereby released from any liability for any damage caused to the item creating the obstruction. Landlord shall also be entitled to hold such item as security for the payment of the costs of removing the same and any damage caused by the establishment or removal of such obstruction. If requested by Landlord, Tenant shall supply to Landlord the licence numbers of all vehicles for which access may properly be gained to any part of the Project from time to time including employees’ automobiles, delivery trucks of Tenant and frequent suppliers.

17.5 Rules and Regulations

Landlord may, from time to time, make and amend such rules and regulations for the management and operation of the Project as Landlord shall determine and Tenant and all persons under its control shall be bound by and shall comply with all of such rules and regulations of which notice is given to Tenant from time to time and all of such rules and regulations shall be deemed to be incorporated into and form a part of this Lease. Without limiting the generality of the foregoing. Tenant shall comply with all rules and regulations made by Landlord respecting window coverings and security and respecting shipping, receiving, loading and unloading of merchandise, supplies, materials, garbage and all other things whatsoever, all of which shall be made only at such times and from, over or by means of such access routes, driveways, doors, loading areas, stairs and other areas or passages whatsoever as Landlord shall determine in writing from time to time. Landlord shall not make any rules or regulations which conflict with any express provision of this Lease unless and only to the extent required by any applicable Laws or unless Tenant consents thereto. Landlord shall act reasonably in enforcing such rules and regulations but the imposition of any rules and regulations shall not create or imply any obligation of Landlord to enforce them or create any liability of Landlord for their non-enforcement or otherwise.

17.6 Access to Premises

a)

Landlord, without limiting any other rights Landlord may have pursuant hereto or at law, shall have the right, but not the obligation, to enter the Premises at any time upon twenty-four (24) hours prior notice (except in the case of subsection (a)(iii) below and for any of the following purposes:

(i)

to examine the Premises and to perform any maintenance, repairs and alterations to the same or any part thereof as may be required or permitted by this Lease and to perform any maintenance, repairs and alterations to the Project and to any mechanical, electrical, heating, ventilating, air-conditioning and humidity control equipment and services located therein serving the Premises or any other part of the Project, and for all of such purposes. Landlord may take such material and equipment into the Premises as Landlord may require;

(ii)	work being performed in premises adjoining or in the vicinity of the Premises or the Project;

(iii)	for any purposes as determined by Landlord in cases of emergency;

(iv)	to protect the Premises or any part of the Project in respect of any construction or other to read any utility or other similar meters located in the Premises;

(v)

during the last twelve (12) months of the Term to place “For Rent” signs on the Premises and to show the Premises to prospective tenants and to permit prospective tenants to make inspections, measurements and plans;

(vi)	at any time during the Term, to show the Premises to prospective purchasers, mortgagees or lenders; and

(vii)	to exercise any of the rights available to Landlord pursuant to this Lease.

b)

Landlord shall have the right to run through the Premises conduits, wires, pipes, ducts and other elements of any systems for utilities, heating, ventilating, air-conditioning and humidity control, telephone and other communications systems and any other such systems to serve the Premises or the Project or any parts thereof and Landlord shall have access for itself and those designated by it to the Premises for the purpose of inspecting, maintaining, repairing, replacing, altering and any services in respect of any of the same. Notwithstanding the foregoing, the Rentable Area of the Premises shall be deemed not to be reduced or otherwise affected as a result of any of such systems being located on or running through the Premises. Landlord shall also have access to the Premises for itself and those designated by it to perform such work in respect of the Project as Landlord shall deem necessary.

c)

Tenant shall permit other tenants of the Project access to the Premises on reasonable notice and on the making of reasonable arrangements, which Tenant agrees to do, and at reasonable times for the performance of any inspection, maintenance, repairs and alterations in respect of the premises occupied by such other tenants and any services thereto. Landlord shall have the right to enforce the provisions of this subsection (c) on behalf of such other tenants but Landlord shall not be responsible for any damage caused as a result of the exercise of the rights of such other tenants pursuant hereto, all of which shall be as determined between Tenant and any such other tenants.

d)

Landlord, any other tenants of the Project and any others permitted by Landlord shall have the right, in common with Tenant and all others entitled to use of the same, to use for their intended purposes all portions of the Premises in the nature of common areas (such as corridors, lobbies, washrooms and the like).

e)

Landlord shall exercise its rights pursuant to this section 17.6 in such manner and at such times as Landlord, acting reasonably but in its sole discretion, shall determine; at any time that entry by Landlord is desired in case of emergency, and if no personnel of Tenant are known by Landlord to be present on the Premises or if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forcibly enter the Premises without liability for damage caused thereby.

17.7 Landlord’s Consent

If Landlord withholds, delays or refuses to give consent as provided by the terms of this Lease, whether or not Landlord is entitled to do so. Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

ARTICLE XVIII

18.0 EXPROPRIATION

18.1 Expropriation

a)

If the whole or any part of the Premises shall be expropriated (which term shall for the purposes of this Article XVIII include expropriation, condemnation or sale by Landlord to an authority with the power to expropriate, condemn or take) by any competent authority then:

(i)

Landlord and Tenant shall cooperate with each other in respect of such expropriation so that Tenant may receive the appropriate award to which it is entitled in law for relocation costs and business interruption and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant’s leasehold interest in the Premises, all of which shall be the properly of landlord, and all of such Tenant’s rights in respect of such expropriation, excluding only rights in respect of relocation costs and business interruption, shall be and are hereby assigned to Landlord; to give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand. Landlord shall be and is hereby appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Powers of Attorney Act (Ontario) and shall survive and may be exercised during any subsequent legal incapacity of Tenant;

(ii)

Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or any portion of the Premises; and

(iii)

this Lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Article XVIII, if terminated in accordance with the express provisions hereof and, if terminated, Rent and all other obligations under this Lease shall be adjusted as of the date of such termination.

b)	If the whole or any part of the Project shall be expropriated, then subject to the foregoing provisions respecting expropriation of the Premises:

(i)

all compensation resulting from such expropriation shall be the absolute property of Landlord and all of Tenant’s rights, if any, to any such compensation shall be and are hereby assigned to Landlord; Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand. Landlord shall be and is hereby irrevocably appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being made pursuant to the Powers of Attorney Act (Ontario) and shall survive and may be exercised during any subsequent legal incapacity of Tenant;

(ii)	this Lease shall continue in full force and effect in accordance with its terms unless and until terminated as herein provided; and

(iii)

if the expropriation of part of the Project is such as to render undesirable, in Landlord’s opinion, the continuing operation of the portion of the Project in which the Premises are situate, Landlord shall have the right to terminate this Lease as of the date upon which the expropriating authority takes possession of all or any portion of the Project and all of the obligations of the parties pursuant hereto shall be adjusted to the date of such termination.

ARTICLE XIX

19.0 SPECIAL PROVISIONS

19.1 Operation of Tenant’s Business - Nuisance, etc.

Tenant shall conduct its business on the Premises in keeping with a first class office building. To that end, Tenant covenants and agrees that it shall not cause, suffer or permit any fumes, odours, noise or other element, any of which is determined by Landlord to be a nuisance or disturbance to Landlord or any other occupant of the Project, to emanate from the Premises; if Landlord determines that any such fumes, odours, noise or other element is emanating from the Premises in such manner as to cause any nuisance or disturbance to Landlord or any other occupant of the Project, Tenant shall forthwith, upon notice from Landlord, cause the same to be rectified. In the event of any disagreement between Landlord and Tenant as to whether any noise emanating from the Premises is a breach of the foregoing provisions of this subparagraph (a), the parties shall be bound by the decision of an independent third party agreed on by the parties or, in the absence of such agreement, such third party shall be chosen as if it were an arbitrator under the Arbitrations Act (Ontario).

19.2 Landlord’s Work

Landlord shall, at its sole cost and expense, use its reasonable best efforts to complete before the Commencement Date, the following work hereinafter described as “Landlord’s Work”:

a)	Secure all necessary building permits and approvals for Landlord’s Work;

b)	Any modifications in the ceiling or lights or in the sprinkler, electrical, plumbing, existing HVAC or other mechanical systems required as a result of Landlord’s Work;

c)	Ensure blinds on all perimeter windows are fully operable;

d)	Replace all burnt out lighting fixtures;

e)	Paint the Premises in two (2) building standard colours, to be approved by Tenant;

f)	Ensure that the base building HVAC, lighting, and electrical outlets are in good working condition; and

g)	Remove all debris, including all cabling, if so requested by Tenant such that the Premises are left in a clean, broom swept manner.

Upon completion of Landlord’s Work. Tenant shall accept the Premises on an “as is” basis and with the understanding that any Leasehold Improvements currently in place shall remain for the use of Tenant for the duration of the Term other than leaseholds required to be moved or altered to complete Landlord’s Work.

19.3 Tenant Improvement

Tenant shall submit to Landlord plans of Tenant’s proposed improvements to the Premise. Such plans must be approved by Landlord, such approval not to be unreasonably withheld prior to the commencement of any such work and any work may only be carried out by qualified contractors or subcontractors.

19.4 Renewal Option

Provided Tenant is not in default of any of its obligations under this Lease and pays the Rent and other sums payable hereunder and performs each and every of the covenants, provisos and agreements herein contained on the part of Tenant to be paid and performed, punctually and in accordance with the provisions of this Lease. Tenant shall have the option to extend the Term of this Lease by notice in writing to Landlord at least six (6) months prior to the expiry of the Term for one (1) successive term of five (5) years (“Extension Term”) on the same terms and conditions as set forth in this Lease save and except that:

a)	there shall be no further right to extend or renew this Lease;

b)

all Rent (including Basic Rent and all other amounts payable pursuant hereto) shall be payable commencing on the first day of such Extension Term and shall continue thereafter at all times throughout such Extension Term without any period during which any such Rent shall not be payable;

c)	Tenant shall accept the Premises in the then existing condition thereof and Landlord shall not be required to do any work.

d)	Tenant shall not be entitled to the benefit of any rent free period, fixturing period or to receive any leasehold improvement allowance or any payments by Landlord to Tenant;

e)

the annual Basic Rent shall be the fair market rent for the Premises for the Extension Term; for the purposes of this section 19.4, “fair market rent” means the annual rental which could reasonably be obtained by Landlord for the Premises from a willing tenant or willing tenants renewing their lease(s) dealing at arm’s length with Landlord in the market prevailing at a date 90 days prior to the date which is that upon which the Extension Term is to commence, having regard to all relevant circumstances including the size and location of the Premises and the Leasehold Improvements therein, and with the assumption that the same are ideal for Tenant’s use as is, and with the further assumption that either the existing Leasehold Improvements are fully adequate for Tenant’s use of the Premises throughout the Extension Term or there remains sufficient time over which such improvements may be amortized, and disregarding any disrepair to the Premises or improvements therein resulting from Tenant’s failure to properly maintain and repair the same, or removal of any Leasehold Improvements and having regard also to the rental currently being obtained for premises similarly located in similar buildings in the vicinity of the Building, and in particular to any leases recently made by Landlord of comparable premises in the Project to those with whom Landlord is dealing at arm’s length, as agreed between Landlord and Tenant and with the assumption that the use to be made of the Premises is the highest and best use which may legally be made of the Premises irrespective of and without affecting the provisions in this Lease respecting the use to be made of the Premises, or the interpretation thereof. If Landlord and Tenant fail to agree on the fair market rent for such Extension Term at least three (3) months prior to the commencement thereof, the fair market rent for such Extension Term shall be determined by a single arbitrator pursuant to the Arbitrations Act (Ontario). The parties shall share equally all costs of the arbitration.

If the Basic Rent payable during such Extension Term has not been determined prior to the commencement of such Extension Term then, from the commencement date of such Extension Term until such determination has been made. Tenant shall make monthly payments on account of Basic Rent calculated at a rate equal to 150% of the Basic Rent payable during the last year of the immediately preceding original Term and upon determination of the Basic Rent payable during such Extension Term, the appropriate adjustments shall be made between Landlord and Tenant, including interest on any over or under payments together with interest thereon at the interest rate known as the Prime Rate, to the date of determination of the Basic Rent for such Extension Term.

ARTICLE XX

20.0 MISCELLANEOUS

20.1 Notices

All notices, demands, requests or other instruments (“Notices”) which may be or are required to be given under this Lease shall be in writing and shall be delivered in person or sent by prepaid registered Canadian mail if to Tenant, at the Address for Service of Notice on Tenant, if to the Indemnifier, if any, at the Address for Service of Notice on Indemnifier, and if to Landlord at the Address for Service of Notice on Landlord, all as provided in section 1.1 hereof.

All such Notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid. Any party may at any time by notice in writing to the other change the Address for Service of Notice on it. If two or more persons are named as Tenant or Indemnifier, any Notice given hereunder shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

20.2 Planning Act

This Lease is entered into subject to the provisions of and compliance with the provisions of all applicable legislation dealing with planning restrictions. If the Term, including any rights of renewal under this Lease, shall be expressed to extend for a period in excess of the maximum period for which a lease may be granted without the consent of the body having jurisdiction pursuant to such legislation (“Maximum Period”) then, until any necessary consent to this Lease is obtained pursuant to the provisions of the applicable legislation, the Term together with any rights of renewal pursuant to this Lease shall be conclusively deemed to extend for the Maximum Period less one (1) day from the Commencement Date; any application required to obtain any necessary consent pursuant to the applicable legislation shall be prosecuted by Tenant and Tenant shall be solely responsible for all costs of such application and all costs, levies and charges of any kind whatever which shall be charged or imposed as a result of the application for consent pursuant to the applicable legislation and to obtain such consent. Tenant shall provide to Landlord copies of all applications, correspondence and other documents in respect of any application for consent pursuant to such legislation and shall keep Landlord informed of all matters relating to the prosecution of such application. Notwithstanding the foregoing. Landlord shall have the right, at its option, to apply for any such consent and if Landlord does so. Tenant shall bear the full cost thereof and shall be responsible for all costs, levies and other charges charged or imposed as a result of such application or in order to obtain such consent.

20.3 Complete Agreement

It is understood and agreed that other than and to the extent that any other written agreement between Landlord and Tenant respecting the Premises expressly by its terms remains in force, this Lease constitutes the complete agreement between the parties and that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein. Tenant acknowledges that no representatives of Landlord are authorized to make on Landlord’s behalf any covenants, representations, agreements, warranties or conditions of any kind or in any manner whatsoever other than as expressly set forth in writing in this Lease in the form in which it is executed by Landlord.

No amendment to this Lease shall be binding upon Landlord unless the same is in writing and executed by Landlord.

20.4 Use Prior to Commencement Date

If Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date without entering into a lease with Landlord in respect of such use or occupancy, then during the period of such use or occupancy Tenant shall be a tenant of Landlord subject to all the terms and conditions as contained in this Lease which shall apply to such tenancy mutatis mutandis; the inclusion of this paragraph shall not be deemed to authorize or permit Tenant to use or occupy the whole or any portion of the Premises in any way prior to the Commencement Date.

20.5 Acceptance of Premises

Subject to Section 19.2 (“Landlord’s Work”), Tenant accepts the Premises in the state and condition in which they are received from Landlord and, except only to the extent of any deficiency therein expressly and particularly set out in a written deficiency list given by Tenant to Landlord within thirty (30) days after the Commencement Date. Tenant’s entering into possession of all or any part of the Premises shall be conclusive evidence of the acceptance by Tenant of the condition and state of repair of the Premises and Tenant shall have no rights in respect thereof.

20.6 Time of the Essence

Time is of the essence of this Lease and all parts hereof.

20.7 Applicable Law

This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder, except to the extent, if any, expressly provided to the contrary herein, and the parties hereby attorn to the jurisdiction of the Courts of Ontario.

20.8 Severability

If any provision of this Lease or any portion thereof or the application of any of the same is illegal, unenforceable or invalid, it shall be considered separate and severable from this Lease and all of the remaining provisions hereof shall remain in full force and effect as though any such provision of this Lease or any portion thereof had not been included in this Lease but such provision of this Lease or portion hereof shall nonetheless continue to be enforceable to the full extent permitted by law.

Neither party is obliged to enforce this Lease to the extent that by so doing they would be contravening any applicable Laws.

20.9 Section Numbers and Headings

The table of contents of this Lease and all section numbers and all headings are inserted as a matter of convenience only and shall in no way limit or affect the interpretation of this Lease.

20.10 Interpretation

Whenever a word importing singular or plural is used in this Lease, such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as “hereof, “herein”, “hereby”, “hereinafter”, and “hereunder” and all similar words or expressions shall refer to this Lease as a whole and not to any particular section, or portion hereof being less than the whole.

20.11 Successors

This Lease and all portions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives excepting only that this Lease shall not enure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

ARTICLE XXI

21.0 INDEPENDENT LEGAL ADVICE

21.1 Independent Legal Advice

Tenant acknowledges the suggestion of Landlord that, before executing this Lease, Tenant should obtain independent legal advice.

Tenant:

☑ did

☐ did not (check as applicable)

obtain independent legal advice.

EXECUTED by the parties hereto.

Dated at Toronto this 13th day of August, 2019.

Landlord:

1239079 ONTARIO LIMITED

Per:
Print Name:
Print Title:

Authorized Signatory

Dated at Toronto this 8 day of August, 2019.

Tenant:

EQ BUILDING PERFORMANCE

Per:	/s/ Craig McIntyre
Print Name: Craig McIntyre
Print Title: President

Authorized Signatory

SCHEDULE “A”

Legal Description

25 ADELAIDE STREET EAST

Parcel Old Toronto Street-1, Section Y-l, being that part of Old Toronto Street (closed by Act of Parliament 1810), Town of York Plan, designated as Part 1, Plan 66R-15310, City of Toronto, Municipality of Metropolitan Toronto.

SCHEDULE “B”

Plan of Premises

SCHEDULE “C”

INTENTIONALLY DELETED

SCHEDULE “D”

OFFICE RULES AND REGULATIONS

Pursuant to section 17.5. Landlord hereby imposes the following regulations:

1.

Tenant may not place or cause to be placed any additional locks, bolts or other security devices upon any doors or windows of the Premises without Landlord’s prior written approval and except in accordance with the conditions imposed by Landlord. Tenant shall only use the Building or Project key system and shall obtain all keys and cards providing access to the Building, the parking facility and the Premises from Landlord. No additional locks shall be installed on the doors to the Premises. On termination of Tenant’s lease. Tenant will surrender to Landlord all keys to the Premises and to other parts of the Building. No one, other than Landlord’s property management staff, will be permitted to have keys to the outside entrance doors of the Building. No changes may be made to existing locks (within the Premises or on the access doors to the Premises) or to the lock mechanisms without Landlord’s approval and coordination. All entrance doors to the Premises must be left locked when the Premises are not in use.

2.

Landlord may require all persons entering and leaving the Building outside Normal Business Hours to identify themselves to the satisfaction of a watchman or security guard and to register and to comply with other security rules on entering and leaving the Building. Landlord may deny access to the Premises outside Normal Business Hours to anyone who is not authorized by Tenant in writing, by pass, or otherwise in a form approved by Landlord, to have access to the Premises or who does not have a key to the Premises, and Landlord need not open the door to the Premises to admit anyone who does not have a key. When security service is in effect, Landlord may designate one or more entrances and exits through which entrance to, deliveries to and exit from the Building must be made. Landlord may prevent removal of goods from the Building by anyone who does not have satisfactory written authorization to do so. Landlord, for access purposes outside of Normal Business Hours, may institute a photo identification or other security system for the Building in which case, identification cards, if required, shall be obtained from Landlord at Tenant’s expense. Tenant is responsible for all persons who it authorizes to have access to the Building and is liable to landlord for all their acts while in the Building.

Landlord may require the names of all persons entitled to enter the Premises outside Normal Business Hours. Anyone found in the Building without appropriate identification will be subject to the surveillance of Landlord’s employees and agents. Landlord is, however, not responsible for failure to enforce this rule.

3.

Landlord may, from time to time, publish emergency fire regulations and evacuation procedures in consultation with the applicable municipal authorities. Tenant will appoint a Premises warden or, for multi-floor Tenants, wardens who will be responsible for liaison with building management personnel in all emergency matters and for instruction of Tenant’s employees in emergency matters. Tenant will cooperate with Landlord in carrying out practice drills and in the training of Tenant’s employees in emergency procedures.

4.

No inflammable, combustible or explosive fluid, chemical or substance may be brought into or kept upon the Premises except to the extent required for the normal operation and use of Tenant’s office equipment. Nothing may be done or permitted to be done that would be in conflict with the reasonable requirements of any insurance policy that is in force in the Building or any part of it or with any laws or by-laws relating to fires or with the regulations of the Fire Department or the Health Department or with any rules, regulations or ordinances of the City of Toronto or the Municipality of Metropolitan Toronto or of any other duly constituted authority. Nothing may be done in the Premises that would increase the risk of fire or cause an increase in the rate of fire insurance for the Building. The Premises shall be kept in a good state of cleanliness and no accumulation of useless property or rubbish may be permitted in the Premises or anywhere else in the Building.

5.

Tenant may not invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use or enjoyment of the entrances, lobbies, corridors, elevators or facilities of the Building by other tenants and Tenant will not permit the Premises to become overcrowded.

6.

The entrances, lobbies, hallways, corridors, passages, stairwells, elevators, and other facilities of the Building are for use only for access to and exit from the Premises and other parts of the Building and they are not to be obstructed or misused. No waste paper, dust, garbage, refuse or anything else that would obstruct the entrances, lobbies, hallways, corridors, passages, stairwells, elevators, or other facilities of the Building or tend to make them appear unclean or untidy may be placed there.

7.

The windows and entrance doors, if any, that reflect or admit light or air into the halls, passageways, or other public places in the Building may not be covered or obstructed, except by blinds supplied by Landlord and properly used. No books, packages, files, papers, bottles, flower pots, or any other articles of any kind may be placed upon or hung from any window sills or on the perimeter heating or ventilating units.

8.

Nothing may be thrown or dropped out of the windows or doors or down the passageways, stairs, or elevator shafts or from the terraces nor may anything be swept into the corridors, elevator lobbies or stairwells of the Building.

9.

No improper, unseemly or disturbing noise may be made in the Building nor may any musical or sound-producing instrument or device be operated or used inside the Premises in a way that may he heard outside the Premises. Tenant will not disturb or interfere with, or permit the disturbance of or interference with, other occupants of the Building or of neighbouring buildings. Tenant will not place or install any radio or television antenna anywhere in the Building nor will they install it in the Premises or elsewhere in the Building any transmitting radio communications equipment without Landlord’s prior written approval nor will it operate any electrical device from which may emanate electrical waves that may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

10.	Canvassing, soliciting and peddling in the Building are prohibited and Tenants will cooperate to prevent such activities.

11.

The toilets, urinals, water closets, sinks and other water apparatus may not be used for any other purposes other than those for which they were constructed, and no sanitary napkins, sweepings, rubbish, grease, rags, ashes or other substances or materials may be thrown into them. Any damage resulting from misuse shall be borne by Tenants by whom or by whose agents, employees, invitees or licensees the damage was caused. Water may not be run unless it is in actual use.

12.

Tenant may not drive or permit to be driven nails, spikes, hooks or screws into any part of the Building without Landlord’s consent, provided that Tenant, without Landlord’s consent, may affix to the partition walls within the Premises (but not to the outside or core walls within the Premises) appropriate devices for the hanging of pictures and other decorative items.

13.

When the Premises are not in use during the day or evening, all windows and doors, if any, leading or opening directly outdoors and all other doors must be securely closed to avoid possible damage from fire, storms, rain or freezing.

14.

No safe, business machine or other heavy office equipment which exceeds forty pounds per square foot or which may otherwise affect the floor loading capacity of the Building may be brought into or taken out of the Premises or the Building or positioned, constructed, installed or moved anywhere in the Premises or in the Building without Landlord’s prior written consent or other than in accordance with Landlord’s requirements as to the position of the equipment or heavy furniture and as to the distribution of its weight through the use or design of planks, skids, platforms or other means. Safes and other heavy office equipment or furniture may only be moved through the halls and corridors upon steel bearing plates and no such moving may be done within the Building (including the Premises) except by Landlord’s staff without Landlord’s prior written consent. No such moving may take place during Normal Business Hours without Landlord’s prior consent. All damage done to the Building by moving or using any heavy equipment or other office equipment or furniture will be repaired at Tenant’s expense. Hand trucks, carryalls and similar appliances used in the Building must be equipped with rubber tires, sideguards and such other safeguards as Landlord may require.

15.

Landlord may designate which entrance or entrances may be used for deliveries to and from the Building. Landlord may restrict and regulate the use of public areas of the Building for deliveries (including, but not limited to, the right to allocate the freight or other elevator and the reasonable hours of use of the elevator or elevators for delivery service). No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by Landlord. Landlord may require at least 24 hours’ notice to its management office of Tenant’s desire to use the freight elevator, which in all cases will be subject to availability.

16.

Metal cabinets shall be set on a non-corrosive pad where tile floors are installed. In those parts of the Premises where there is carpeting. Tenant, to the extent necessary, will install at its own expense protective padding under all furniture not equipped with carpet castors to prevent undue wear and tear.

17.

No debris, garbage, trash or refuse may be placed or left in or upon any part of the Building outside of the Premises and Tenant may not permit any undue accumulation of debris, garbage, trash or refuse in or outside the Premises. The Premises must be kept tidy and free from rubbish, and rubbish must be deposited in receptacles which are either designated or clearly intended for waste.

18.	Tenant will permit window cleaners to clean inside and outside curtain wall windows during Normal Business Hours.

19.

Unless otherwise provided in Schedule “D” of this Lease, Tenant may not, without Landlord’s prior written consent, lay floor coverings other than unaffixed rugs. To the extent that any floor covering is approved by Landlord, it or any underpadding that is affixed to the floor may only be affixed with a paste or other water-soluble material.

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20.	Tenant is responsible for cleaning carpets, broadloom and other floor coverings that may be installed in its Premises, whether installed by Landlord or Tenant, unless otherwise stated in this Lease.

21.

No cooking or heating of food, beverages or liquids is permitted in the Premises or elsewhere in the Building without Landlord’s prior written consent. Tenant may not cause or permit any cooking odours or other unusual or objectionable odours to emanate from the Premises. Tenant may not, without first obtaining the Landlord’s written approval, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine in the Premises (other than on a non-profit basis for use by the employees of Tenant) or elsewhere in the Building. Deliveries of food or beverages will not be permitted outside Normal Business Hours except to the ground floor lobby area. No food or beverages may be carried through the public hallways or elevators except in closed containers. No consumption of food or drink is permitted in the lobbies or public areas of the Building, except as specifically authorized by Landlord. No smoking shall be permitted in the Building as we are a smoke free & environmentally friendly.

22.

The Premises may not be used for sleeping, lodging or residential purposes or for the storage of personal effects or articles other than those required for business purposes. No space in the Building may be used for manufacturing or for any immoral or illegal purposes. No part of the Premises may be occupied as an office for public stenographer or typist or for the possession, storage, manufacture, or sale of narcotics or drugs, or, except as incidental to Tenant’s main business, as an employment bureau.

23.

No showcases or other articles may be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or lobbies of the Building without Landlord’s prior written consent.

24.	No space may be used for the storage of merchandise for sale, or for the sale of merchandise, goods or property, and no auction sales may be made by Tenant without Landlord’s written consent.

25.

Tenants may not use the name of the Building or the name of Landlord in any advertising without Landlord’s prior written consent. Landlord may prohibit any advertising by Tenant if it tends to impair the Building’s reputation or its desirability as an office building and, upon written notice from Landlord. Tenant will refrain from, or discontinue, such advertising.

26.	If any apparatus used or installed by Tenant requires a permit as a condition for its installation, Tenant must file a copy of the permit with Landlord.

27.

Tenant will use its best efforts, without any obligation on its part to promptly notify Landlord of all requests by any Taxing Authority for information relating to the Premises (including Leasehold Improvements, machinery and equipment) or Tenant’s occupation or use thereof and any such information to be given by Tenant to the Taxing Authority will be forwarded by Tenant to Landlord for delivery to the Taxing Authority.

28.

Tenant’s requirements will be attended to only upon written application to the building manager or such other authorized representative as Landlord may from time to time designate in writing. Landlord’s employees will not perform any work or do anything outside of their regular duties, unless under specific instructions from Landlord’s management office, from the building manager or from such other authorized representative as designated by Landlord in writing.

29.	No bicycles or parts of bicycles or other vehicles may be brought into or kept in or about the Building unless specifically authorized by Landlord.

30.	No animals or birds of any kind may be brought into or kept in or about the Building.

31.	It is Tenant’s duty to cooperate with Landlord in preventing damage to the Premises.

The information contained herein has been provided for the convenience of Tenant; but no warranty or representation is made as to its accuracy. This manual is furnished subject to corrections of errors, omissions, changes in Building procedures or withdrawal at the sole discretion of Landlord without notice. This information is for guidance only and does not constitute the whole or any part of a contract nor does it operate to modify terms of any lease.

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